                                  Post-Effective Amendment No. 1 (No. 333-71833)
                                                    Registration No. 333-
     As filed with the Securities and Exchange Commission on April 26, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                                      Atlas Air Capital I
                                                      Atlas Air Capital II
      Atlas Air, Inc.                                Atlas Air Capital III
                                                   (Exact name of registrant
(Exact name of registrant as                       as specified in its Trust
 specified in its charter)                                 Agreement)

          Delaware                                          Delaware
      (State or other                                   (State or other
      jurisdiction of                                   jurisdiction of
      incorporation or                                  incorporation or
    organization of each                              organization of each
        registrant)                                       registrant)

            4731                                              6719
     (Primary Standard                                 (Primary Standard
 Industrial Classification                         Industrial Classification
        Code Number)                                      Code Number)

         84-1207329                                   Each to be applied for
      (I.R.S. Employer                                  (I.R.S. Employer
   Identification Number)                             Identification No.)

                                                      c/o Atlas Air, Inc.
     538 Commons Drive                                 538 Commons Drive
   Golden, Colorado 80401                            Golden, Colorado 80401
       (303) 526-5050                                    (303) 526-5050
  (Address, including Zip                           (Address, including Zip
Code, and Telephone Number,                       Code, and Telephone Number,
  including Area Code, of                           including Area Code, of
   Registrant's Principal                            Registrant's Principal
     Executive Offices)                                Executive Offices)

                             Richard H. Shuyler
               Executive Vice President -- Strategic Planning
                               and Treasurer
                              Atlas Air, Inc.
                             538 Commons Drive
                           Golden, Colorado 80401
                               (303) 526-5050
    (Name, Address, including Zip Code, and Telephone Number, including
                      Area Code, of Agent for Service)

                              with a copy to:
                          Stephen A. Greene, Esq.
                          Cahill Gordon & Reindel
                               80 Pine Street
                          New York, New York 10005

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective resignation statement for the same offering. |_| _____________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

============================================================================================
                                                        Proposed maximum      Amount of
      Title of each class              Amount to       aggregate offering    registration
 of securities to be registered    be registered(1)         price(1)            fee(2)
--------------------------------------------------------------------------------------------
Securities of Atlas Air Inc.:
   Pass Through Certificates
   Debt Securities.........
   Preferred Stock.........
   Common Stock (3)........
   Stock Purchase Contracts (4)
Preferred Securities of Atlas
   Air Capital I (5).......
Preferred Securities of Atlas
   Air Capital II (5)......
Preferred Securities of Atlas
   Air Capital III (5).....
Guarantees by Atlas Air, Inc.
   of Preferred Securities of
   Atlas Air Capital I, II and
   III (5) (6).............
Total......................       $250,000,000                100%          $39,911.35
============================================================================================

      (1) Includes $106,434,000 of securities being carried over from Registration Statement No. 333-71833. Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. If any Debt Securities or Pass Through Certificates are issued at a discount, such greater amount as shall result in an aggregate initial offering price of $250,000,000. If any Debt Securities, Pass Through Certificates, Preferred Stock, Common Stock, Stock Purchase Contracts, Guarantees or Stock Purchase Units are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of U.S. $250,000,000.

      (2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed. Does not include the registration fee previously paid with respect to $106,434,000 of securities of Atlas Air, Inc. covered by Registration Statement No. 333-71833 being carried over to this Registration Statement.

      (3) Including such indeterminate number of shares of Common Stock as may be issued (i) from time to time at indeterminate prices, (ii) upon conversion or exchange of any Debt Securities registered hereunder,
            (iii) upon exercise of any Stock Purchase Contract registered hereunder, if and to the extent exercisable for Common Stock. Also includes an indeterminate number of shares of Common Stock which may be sold by certain Selling Stockholders.

      (4) Including Stock Purchase Contracts which may be offered as part of Units of Stock Purchase Contracts and other Securities registered hereunder.

      (5) Includes Preferred Securities which may be offered as part of Units of Preferred Securities and other Securities registered hereunder.

      (6) Atlas Air, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to the Preferred Securities issued by Atlas Air Capital I, II and III. No separate consideration will be received for any Guarantee or any other such obligations.

      Pursuant to Rule 429, the two prospectuses included in this Registration Statement also relate to $106,434,000 of securities registered and remaining unissued under Registration Statement No. 333-71833 previously filed by Atlas Air, Inc., with respect to which the filing fee has previously been paid to the Commission. Such Registration Statement is accordingly amended to reflect the information contained herein, including the addition of Atlas Air Capital I, II and III as registrants. In the event that any of such previously registered securities are offered prior to the effective date of this Registration Statement, the amount of such securities will not be included in any prospectus hereunder. The amount of securities being registered, together with the remaining securities registered under Registration Statement No. 333-71833, represents the maximum amount of securities which are expected to be offered for sale.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                Explanatory Note

This Registration Statement contains two separate forms of prospectus, one prospectus to be used in connection with offerings of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Guarantees and Stock Purchase Units of Atlas Air, Inc. and Preferred Securities of Atlas Air Capital I, II, and III and the other prospectus to be used in connection with offerings of Pass Through Certificates.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 26, 1999

PROSPECTUS

                                 Atlas Air, Inc.
                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                 ---------------

                               Atlas Air Capital I
                              Atlas Air Capital II
                              Atlas Air Capital III

                         Preferred Securities fully and
                  unconditionally guaranteed by Atlas Air, Inc.

This Prospectus relates to the issuance by Atlas Air, Inc. ("Atlas" or the "Company") of (i) secured and unsecured debt securities (the "Debt Securities"),
(ii) shares of preferred stock, $1.00 per share (the "Preferred Shares"), (iii) shares of common stock, $.01 per share (the "Common Stock"), which may include shares being sold by certain of our shareholders, (iv) contracts to purchase our Common Stock ("Stock Purchase Contracts") and (v) units consisting of a Stock Purchase Contract and any of our other securities described above. This Prospectus also relates to the issuance of certain preferred securities (the "Preferred Securities") by Atlas Air Capital I, Atlas Air Capital II or Atlas Air Capital III (each an "Atlas Trust"). Atlas owns the common securities of each Atlas Trust and it is anticipated that Atlas will guarantee (each a "Guarantee") distributions and liquidation payments on the Preferred Securities. The securities described in this paragraph are referred to in this Prospectus, collectively, as the Securities.

Issuance of Securities

-- Securities may be periodically offered in one or more separate series or classes;

-- Securities may be denominated in U.S. dollars or other currencies or currency units;

--    Prices and terms will be determined at the time of sale; and

-- The total aggregate principal amount or issue price of the Securities will not exceed $250 million (or equivalent in foreign currencies or currency units).

This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to a particular series of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase

Units or Preferred Securities. Sales of Securities may not be consummated without both this Prospectus and a Prospectus Supplement. The Securities may be offered, separately or together, at prices and terms to be set forth in one or more Prospectus Supplements.

The Common Stock is listed on the New York Stock Exchange. Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   , 1999

                                Table of Contents

                                                          Page
                                                          ----

                 Where You Can Find More
                   Information..........................     1
                 Incorporation of Certain Documents by
                   Reference............................     1
                 The Company............................     2
                 Atlas Trusts...........................     2
                 Use of Proceeds........................     3
                 Ratio of Earnings to Fixed Charges.....     3
                 Description of Debt Securities.........     3
                 Description of Capital Stock...........    13
                 Description of the Preferred
                   Securities...........................    15
                 Description of the Guarantee...........    24
                 Relationship Among the Preferred
                   Securities, the Debt Securities
                   and the Guarantee....................    27
                 Description of Stock Purchase Contracts
                   and Stock Purchase Units.............    28
                 Selling Stockholders...................    29
                 Plan of Distribution...................    29
                 Validity of the Securities.............    30
                 Experts................................    30

                       Where You Can Find More Information

We and the Atlas Trusts filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities to be offered. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For more information about the Company, the Atlas Trusts and the Securities to be offered by this Prospectus, reference is made to the Registration Statement and its exhibits and schedules. Any statement made in this Prospectus concerning the provisions of certain documents may be incomplete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Registration Statement, its exhibits and such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Our Common Stock is traded on the New York Stock Exchange under the symbol "CGO" and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have not filed separate financial statements of the Atlas Trusts. All of the common securities of the Atlas Trusts will be owned by us and the Atlas Trusts have no operating history or independent operations. In addition, following the issuance of the Preferred Securities, the Atlas Trusts will not engage in any activity other than holding as trust assets certain of the Securities issued by us. In connection with any issuance of Preferred Securities, we will, through one or more Guarantees or other agreements, irrevocably and unconditionally guarantee payments on the Preferred Securities. For these reasons, we do not think that the financial statements of any of the Atlas Trusts would be material to prospective purchasers of the Preferred Securities.

                Incorporation of Certain Documents by Reference:

The following documents have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and

      2. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) subsequent to the initial filing of this Prospectus and prior to the date it is declared effective; and (2) subsequent to the date of this Prospectus and prior to the termination of this offering are incorporated by reference and become a part of this Prospectus from their date of filing. Any statement contained in this Prospectus or in a document incorporated by reference is modified or superseded for purposes of this Prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

On request, we will provide anyone who receives a copy of this Prospectus with a copy of any or all of the documents incorporated in this Prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401, Attention: Chief Financial Officer (telephone (303) 526-5050).

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                   The Company

We are the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft that comply with Stage 3 FAA noise regulations. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance. Our customers currently include some of the world's leading air carriers, including Alitalia, British Airways and China Airlines Ltd. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term, fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

Atlas is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 538 Commons Drive, Golden, Colorado 80401, and our telephone number is (303) 526-5050.

                                  Atlas Trusts

Each Atlas Trust is a statutory business trust formed under Delaware law for the exclusive purpose of issuing and selling its Trust Securities and using the proceeds from the sale of such Trust Securities to acquire corresponding Securities issued by us. Each Atlas Trust will be governed by a trust agreement (each, as amended and restated at the time of any issuance of Preferred Securities, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

All of the Common Securities of each Atlas Trust will be owned by Atlas. The Common Securities of an Atlas Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Atlas Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement. Upon such events, the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Atlas Trust. We will own Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Atlas Trust.

Unless otherwise specified in the applicable Prospectus Supplement, each Atlas Trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable Trust Agreement. Each Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Unless otherwise specified in the applicable Prospectus Supplement, the trustees for each Trust will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware, Inc., as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture (as defined herein). See "Description of Guarantees" and "Description of Debt Securities." The holder of the Common Securities of an Atlas Trust, or the holders of a majority in liquidation preference of the related Preferred Securities if certain events of default under the Trust Agreement for such Atlas Trust have occurred and are continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust.

                                 Use of Proceeds

Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds to the Company from the sale of the Securities offered hereby will be available for general corporate purposes, including, but not limited to, repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions. The Company will not receive any of the proceeds from the sale of Common Stock by any selling stockholders.

                       Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997, and fixed charges (excluding capitalized interest for the period). "Fixed charges" consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments). The table below presents the ratio of earnings to fixed charges for the years ended December 31, 1994, 1995, 1996, 1997 and 1998.

                       Year Ended December 31,
                -----------------------------------------
                 1994     1995    1996    1997     1998
                ------   ------  ------  ------   ------
                 1.21     1.86    2.11    1.30     1.34

                         Description of Debt Securities

The Debt Securities will be issued in one or more series under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), a form of which is filed as an exhibit to the Registration Statement. The Indenture will be subject to, and governed by, the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by express reference to the Indenture and the Securities Resolution (which may be in the form of resolution or a supplemental indenture authorizing a series (copies of which have been or will be filed with the Commission). All article and section references herein are to the articles and sections of the Indenture, and all capitalized terms used in this section without definition have the meanings given such terms in the Indenture.

The Debt Securities will constitute senior or subordinated debt of the Company. The Debt Securities will be issued under one or more separate Securities Resolutions for Senior Debt Securities or Subordinated Debt Securities. The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of, or additions to, the general terms of the

Debt Securities as described herein and in the Indenture. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

General

The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions creating such series. The Indenture does not restrict the amount of debt that may be incurred by the Company or any subsidiary. The Indenture does not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in the ratings or credit quality of the Company. As of the date of this Prospectus, there were no Debt Securities outstanding under the Indenture. The ranking of a series of Debt Securities with respect to all indebtedness of the Company will be established by the Securities Resolution creating such series. Although the Indenture provides for the possible issuance of Debt Securities in other forms or currencies, the only Debt Securities covered by this Prospectus will be Debt Securities denominated in U.S. dollars in registered form without coupon unless otherwise indicated in the applicable Prospectus Supplement.

Terms

Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby:

-- the designation, aggregate principal amount, currency or composite currency and denominations;

-- the price at which such Debt Securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

-- the maturity date and other dates, if any, on which principal will be payable;

-- the interest rate or rates, if any, or method of calculating the interest rate or rates;

-- the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

--    the manner of paying principal and interest;

--    the place or places where principal and interest will be payable;

-- the terms of any mandatory or optional redemption by the Company including any sinking fund;

--    the terms of any conversion or exchange right;

--    the terms of any redemption at the option of Holders;

--    any tax indemnity provisions;

-- if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining such payments;

-- the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

--    whether and upon what terms Debt Securities may be defeased;

-- whether any events of default or covenants in addition to or in lieu of those set forth in the Indenture apply;

-- provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form;

-- the ranking of the Debt Securities, including the relative degree, if any, to which the Debt Securities of such series shall be subordinated to one or more other series of Debt Securities in right of payment, whether outstanding or not;

-- any provisions relating to extending or shortening the date on which the principal and premium, if any, of Debt Securities of such series is payable;

--    any provision relating to the deferral of payment of any interest;

-- if such Debt Securities are to be issued to an Atlas Trust, the forms of the related trust agreement and guarantee agreement relating thereto;

-- the additions or changes, if any, to the Indenture with respect to the Debt Securities of such series as shall be necessary to permit or facilitate the issuance of such Debt Securities to an Atlas Trust; and

-- any other terms not inconsistent with the provisions of the Indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities. (Section 2.01)

Debt Securities of any series may be issued as registered Debt Securities, bearer Debt Securities or uncertificated Debt Securities, and in such denominations as specified in the terms of the series. (Section 2.01)

In connection with its original issuance, no bearer Security will be offered, sold or delivered to any location in the United States, and a bearer Debt Security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with United States laws and regulations. (Section 2.04)

Registration of transfer of registered Debt Securities may be requested upon surrender thereof at any agency of the Company maintained for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

Debt Securities may be issued under the Indenture as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Debt Securities. "Discounted Debt Security" means a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01)

Ranking of Debt Securities

Unless stated otherwise in a Prospectus Supplement, the Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company. The Debt Securities will not be secured by any properties or assets and will represent unsecured debt of the Company. The Indenture does not limit the ability of any of the Company's subsidiaries to issue debt, and the Debt Securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries.

Successor Obligor

The Indenture provides that, unless otherwise specified in the Securities Resolution establishing a series of Debt Securities, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor, unless: (1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof; (2) the person assumes by supplemental indenture all the obligations of the Company under the Indenture, the Debt Securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction no Default (as defined below) exists. The successor shall be substituted for the Company, and thereafter all obligations of the Company under the Indenture, the Debt Securities and any coupons shall terminate. (Section 5.01)

Exchange of Debt Securities

Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.07)

Default and Remedies

Unless the Securities Resolution establishing the series otherwise provides (in which event the Prospectus Supplement will so state), an "Event of Default" with respect to a series of Debt Securities will occur if:

            (1) the Company defaults in any payment of interest on any Debt Securities of such series when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal and premium, if any, of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

            (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of the series as required by the Securities Resolution establishing such series;

            (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 60 days after the notice specified below;

            (5) the Company pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors;

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian for the Company or for all or
            substantially all of its property, or

                  (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or

            (7) there occurs any other Event of Default provided for in such series. (Section 6.01)

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

"Default" means any event which is, or after notice or passage of time would be, an Event of Default. (1.01) A Default under subparagraph (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. (Section 6.01) If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series (or, in the case of a series issued to an Atlas Trust, so long as any of the related Preferred Securities of such Atlas Trust remain outstanding, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of such series fail to declare the principal of all the Debt Securities of such series to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of such Preferred Securities then outstanding shall have such right) by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Debt Securities of the series to be due and payable immediately. Discounted Debt Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (6.02) The Holders of a majority in principal amount of the series, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; provided, that in the case of a series issued to an Atlas Trust, so long as any of the related Preferred Securities of such Atlas Trust remain outstanding, the holders of a majority in aggregate liquidation amount of such Preferred Securities then outstanding shall also have such right to rescission of acceleration and its consequences with respect to such series, subject to the same conditions set forth above. (Section 6.02) If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the Trustee and Holders of the series. (Section 6.03)

In the case of series issued to an Atlas Trust, any holder of the related Preferred Securities of such Atlas Trust shall have the right, upon the occurrence and continuance of an Event of Default described in clauses (1) and
(2) of the first paragraph of this subsection with respect to such series, to institute a suit directly against the Company to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities held by such holder. (Section 6.06)

The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. (Section 7.01) Subject to certain limitations, Holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power with respect to such series. (Section 6.05) Except in the case of Default in payment on a series, the Trustee may withhold from Holders of such series notice of any continuing Default if it determines that withholding the notice is in the interest of Holders of the series. (Section 7.04) The Company is required to furnish the Trustee annually a brief certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 4.04)

The Indenture does not have a cross-default provision. Thus, a default by the Company on any other debt, including any other series of Debt Securities, would not constitute an Event of Default. A Securities Resolution may provide for a cross-default provision, in which case the Prospectus Supplement will describe the terms thereof.

Amendments and Waivers

The Indenture and the Debt Securities or any coupons of the series may be amended, and any default may be waived as follows: Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), the Company and the Trustee may amend the Debt Securities, the Indenture and any coupons with the written consent of the Holders of a majority in principal amount of the Debt Securities of all series affected voting as one class; provided that, in the case of a series issued to an Atlas Trust, so long as any of the related Preferred Securities of such Atlas Trust remain outstanding, no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture shall occur, without the prior consent of the holders of not less than a majority in aggregate liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debt Securities of such series and all accrued and unpaid interest thereon have been paid in full; and provided further that, in the case of a series issued to an Atlas Trust, so long as any of the related Preferred Securities of such Atlas Trust remain outstanding, no amendment shall be made to the provisions of the Indenture described in the fourth paragraph under "Defaults and Remedies" above without the prior consent of the holders of each such Preferred Security then outstanding unless and until the principal (and premium, if any) of the Debt Securities of such series and all accrued and unpaid interest hereon have been paid in full. (Section 10.02) Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), a Default on a particular series may be waived with the consent of the Holders of a majority in principal amount of the Debt Securities of the series (or, in the case of a series issued to an Atlas Trust, so long as any of the related Preferred Securities of such Atlas Trust remain outstanding, the holders of a majority in aggregate liquidation amount of such Preferred Securities then outstanding. (Section 6.04) However, without the consent of each Debt Security holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any non-Discounted Debt Security or reduce the amount of the principal of any Discounted Debt Security that would be due on acceleration thereof, (5) change the currency in which the principal or interest on a Debt Security is payable,
(6) make any change that materially adversely affects the right to convert or exchange any Debt Security, or (7) waive any Default in payment of interest on or principal of a Debt Security. (Sections 6.04 and 10.02) Without the consent of any Debt Security holder, the Company and the Trustee may amend the Indenture, the Debt Securities or any coupons: to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Debt Security holders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions of the Indenture shall not apply to a series of Debt Securities not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any Debt Security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth in the Indenture and described briefly below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and coupons, and to maintain paying agencies in respect of the Debt Securities) with respect to the Debt Securities of the series and any related coupons and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations, if any, with respect to the Debt Securities and coupons of the series under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series. (Section 8.01)

To exercise either defeasance option as to a series, the Company must (i) irrevocably deposit in trust (the "defeasance trust") with the Trustee or another trustee money or U.S. Government Obligations, (ii) deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all Debt Securities of such series to maturity or redemption, as the case may be, and (iii) comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to Holders for federal income tax purposes. "U.S. Government Obligations" means direct obligations of the United States or an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

Certain Provisions Relating to Corresponding Debt Securities

General. Debt Securities may be issued in one or more series of Debt Securities under the Indenture with terms corresponding to the terms of a series of related Preferred Securities ("Corresponding Debt Securities"). Concurrently with the issuance of each Atlas Trust's Preferred Securities, such Atlas Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Debt Securities issued by the Company to such Atlas Trust. Each series of Corresponding Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities. Holders of the related Preferred Securities for a series of Corresponding Debt Securities will have the rights in connection with modifications to the Indenture or upon occurrence of a Trust Event of Default (as defined under "Description of Preferred Securities--Events of Default; Notice") relating to Corresponding Debt Securities described under "--Amendments and Waivers," "--Defaults and Remedies," and "--Enforcement of Certain Rights by Holders of Preferred Securities," unless provided otherwise in the Prospectus Supplement for such related Preferred Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Company will covenant, as to each series of Corresponding Debt Securities, (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of the Atlas Trust to which Corresponding Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind-up or liquidate any Atlas Trust, except (a) in connection with a distribution of Corresponding Debt Securities to the holders of the Preferred Securities in liquidation of such Atlas Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Atlas Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes. For additional covenants relating to payment of certain expenses of the Atlas Trusts, see "Description of Preferred Securities --Payment of Expenses."

Option to Extend Interest Payment Date. If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Corresponding Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity date of such series of Corresponding Debt Securities. Certain United Sates Federal income tax consequences and special considerations applicable to any such Corresponding Debt Securities will be described in the applicable Prospectus Supplement.

Redemption. Unless otherwise indicated in the applicable Prospectus Supplement, the Company, may, as its option redeem the Corresponding Debt Securities of any series in whole or at any time or in part from time to time. Corresponding Debt Securities may be redeemed in the denominations as set forth in the applicable Prospectus Supplement. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Corresponding Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof. Unless otherwise specified in the applicable Prospectus

Supplement, the Company may not redeem a series of Corresponding Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Debt Securities of such series for all interest periods terminating on or prior to the redemption date.

Except as otherwise specified in the applicable Prospectus Supplement, if a Debt Security Tax Event (as defined below) in respect of an Atlas Trust shall occur and be continuing, the Company may, at its option, redeem the Corresponding Debt Securities held by such Atlas Trust at any time within 90 days of the occurrence of such Debt Security Tax Event, in whole but not in part, subject to the provisions of the applicable Securities Resolution. The redemption price for any such Corresponding Debt Securities shall be equal to 100% of the principal amount of such Corresponding Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Atlas Trust is the holder of all such outstanding Corresponding Debt Securities, the proceeds of any such redemption will be used by the Atlas Trust to redeem the corresponding Trust Securities in accordance with their terms.

"Debt Security Tax Event" means the receipt by the applicable Atlas Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of Corresponding Debt Securities pursuant to the applicable Securities Resolution, there is more than an insubstantial risk that (i) the applicable Atlas Trust is, or will be within 90 days of the date of such opinion, subject to the United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Debt Securities, (ii) interest payable by the Company on such series of Corresponding Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the applicable Atlas Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Restrictions on Certain Payments. The Company will, unless otherwise provided in the applicable Prospectus Supplement, covenant, as to each series of Corresponding Debt Securities, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Corresponding Debt Securities) that rank par passu with or junior in interest to the Corresponding Debt Securities or make any guarantee by the Company of the debt securities of any subsidiary of the Company is such guarantee ranks pari passu or junior in interest to the Corresponding Debt Securities (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's shareholder rights plan ("Rights Agreement"), if any, or any successor to such Rights Agreements in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directions, officers or employees) if at such time (A) there shall have occurred any event of which the Company has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture with respect to the Corresponding Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (B) is such Corresponding Debt Securities are held by an Atlas Trust which is the issuer of a series of related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such related Preferred Securities or (C) the Company shall have given notice of its selection of an Extension Period as provided pursuant to the Securities Resolution with respect to the Corresponding Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

Enforcement of Certain Rights by Holders of Preferred Securities. If an Event of Default with respect to a series of Corresponding Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest, if any, on such series of Corresponding Debt Securities in the date such interest, premium or principal is otherwise payable, a holder of related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest, if any, on such Corresponding Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Atlas Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right pursuant to the Indenture to set-off any payments made to such holder of Preferred Securities by the Company in connection with a Direct Action. Unless otherwise specified in the applicable Prospectus Supplement, the holders of the related Preferred Securities will not be able to exercise directly may remedies other than those set forth in this paragraph available to the holders of the Corresponding Debt Securities.

Regarding the Trustee

The First National Bank of Chicago will act as Trustee and Registrar for Debt Securities issued under the Indenture and, unless otherwise indicated in a Prospectus Supplement, the Trustee will also act as Transfer Agent and Paying Agent with respect to the Debt Securities. (Section 2.03) The Company may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period. (Section 7.07) The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

Book-Entry

DTC will act as securities depository for the Securities. The Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global certificates will be issued for the Securities representing the aggregate principal amount of the Securities and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act, as amended. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Securities within the DTC system must be made by or through Direct Participants which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security (a "Beneficial Owner") will in turn be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic state-ments of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Securities will be effected by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Securities except in the event that use of the book-entry system for the Securities is discontinued.

The deposit of the Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other direct communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the Securities of an issue are being redeemed, DTC's practice will determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures. DTC mails an omnibus proxy (an "Omnibus Proxy") to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal, premium, if any, and interest on the Securities will be paid to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and not of DTC, the underwriters, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Company or the Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Company. Under such circumstances and in the event that a successor securities depository is not obtained, certificates for the Securities are required to be printed and delivered. In addition, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or any successor securities depository). In that event, certificates for the Securities will be printed and delivered.

The Company will not have any responsibility or obligation to Participants or to the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominees or any Direct or Indirect Participant with respect to any ownership interest in the Securities, or with respect to payments or providing of notice to the Direct Participants, the Indirect Participants or the Beneficial Owners.

So long as Cede & Co. is the registered owner of the Securities, as nominee of DTC, references herein to holders of the Securities shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the Securities.

The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC. None of the Company, the Trustees or the underwriters take any responsibility for the accuracy or completeness thereof.

                          Description of Capital Stock

The following summarizes the material terms of our capital stock.

General

Our authorized capital stock consists of shares of Common Stock, par value $.01 per share, of which 34,265,621 shares were issued and outstanding as of March 31, 1999, and 10,000,000 shares of Preferred Stock, $1.00 per share, none of which are currently outstanding.

Common Stock

Except as set forth under "--Limitation on Voting by Foreign Owners," the holders of Common Stock are entitled under the Restated Certificate of Incorporation to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized under the Restated Certificate of Incorporation to issue up to 10,000,000 shares of Preferred Stock in one or more series. The Board is also authorized to fix the rights, preferences, privileges and restrictions on the Preferred Stock, including:

--    dividend rights,

--    dividend rates,

--    conversion rights,

--    voting rights,

--    terms of redemption,

--    redemption prices,

--    liquidation preferences and

-- the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of Preferred Stock may have the effect of delaying deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

Limitation on Voting by Foreign Owners

The Restated Certificate of Incorporation defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)." Such restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly by persons who are not U.S. citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, that our chief executive officer and at least two thirds of the members of our Board of Directors and other managing officers be U.S. citizens and that we are not otherwise subject to foreign control.

The Restated Certificate of Incorporation provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record"). Our Restated Bylaws further provide that no shares shall be registered on the Foreign Stock Record if the amount so registered would exceed the Foreign Ownership Restrictions. Registration on the Foreign Stock Record is made in chronological order based on the date we receive a written request for registration.

Certain Provisions of Our Restated
Certificate of Incorporation and Bylaws

The Restated Certificate of Incorporation and Restated Bylaws include certain provisions summarized below which may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that stockholders might consider in their best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

Our Restated Certificate of Incorporation and Restated Bylaws provide:

-- that any action required or permitted to be taken by our stockholders may be effected only at an annual or special meeting of stockholders, and not by written consent of the stockholders,

-- that any meeting of stockholders may be called only by the Chairman of the Board or upon the affirmative vote of at least a majority of the members of the Board of Directors and

-- for an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or a Committee of the Board of Directors, of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders.

In general, we must receive notice of intent to nominate a director or raise business at such meetings not less than 60 nor more than 90 days before the meeting, and such notice must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The affirmative vote of at least a majority of the directors or the holders of at least 66 2/3% of the voting power of our voting stock is required to alter, amend or repeal, or adopt any provision inconsistent with, the Bylaw provisions described in this paragraph.

Certain Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder, defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors, unless, among other exceptions, the transaction is approved by (i) the Board of Directors prior to the date the interested stockholder obtained such status or
(ii) the holders of two thirds of the outstanding shares of each class or series which is not owned by the interested stockholder.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is American Securities Transfer Incorporated.

                     Description of the Preferred Securities

The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Preferred Securities offered by a Prospectus Supplement and the application of these general terms and provisions will be described in the applicable Prospectus Supplement.

The Regular Trustees, on behalf of the Trust and pursuant to the Declaration, will issue one class of Preferred Securities and one class of Common Securities. The Trust Securities will represent undivided beneficial ownership interests in the assets of the Trust. The following summaries of certain terms of the Preferred Securities and certain provisions of the Declaration do not purport to be complete, and reference is hereby made to the Trust Indenture Act and the copy of the Declaration, including definitions of certain terms used in the Declaration that is filed as an exhibit to the Registration Statement. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Declaration. Certain material United States federal income tax consequences applicable to the offering of the Preferred Securities will be described in the applicable Prospectus Supplement.

General

Except as described below under "--Subordination of Common Securities," the Preferred Securities will rank on a parity, and payments will be made proportionately, with the Common Securities. The Property Trustee will hold legal title to the Debt Securities in trust for the benefit of the holders of the Trust Securities. The Guarantee Agreement executed by Atlas for the benefit of the holders of the Preferred Securities (the "Guarantee") will be a guarantee with respect to the Preferred Securities but will not guarantee the payment of Distributions or any amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee." Certain material U.S. federal income tax consequences and special considerations applicable to the Preferred Securities will be described in the applicable Prospectus Supplement.

Distributions

Distributions on each Preferred Security will accumulate and be payable at a rate specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional distributions at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" means cumulative cash distributions that accumulate at the per annum rate specified in the applicable Prospectus Supplement, together with any Additional Amounts unless otherwise stated.

Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as are specified in the applicable Prospectus Supplement. If the date on which any Distributions on the Trust Securities are payable (each, a "payment date") is not a Business Day (as defined below), then payment of such Distributions will be made on the next Business Day (without any interest or other payment in respect of any such delay), provided that if such next Business Day falls in the next calendar year, then payment of such Distributions will be made on the Business Day preceding the payment date. Each date on which Distributions are payable is referred to as a "Distribution Date." A "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, or a day on which the Indenture Trustee, or the principal office of the Property Trustee, is closed for business.

If provided in the applicable Prospectus Supplement, Atlas will have the right under the Indenture to defer payments of interest on the Corresponding Debt Securities from time to time by extending the applicable interest payment period for a period or periods that will be specified in the applicable Prospectus Supplement (each, an "Extension Period"). If Atlas exercises its right to defer interest payments on the Corresponding Debt Securities, then any payments of Distributions on the Preferred Securities also would be deferred.

During an Extension Period, interest will continue to accrue on the Corresponding Debt Securities (compounded quarterly), and, as a result, Distributions would continue to accumulate at the rate per annum if and as specified in the applicable Prospectus Supplement. During any Extension Period, Atlas may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Atlas' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Atlas that rank on a parity with or junior in interest to the Corresponding Debt Securities or make any guarantee payments with respect to any guarantee by Atlas of the debt securities of any subsidiary of Atlas if such guarantee ranks on a parity with or junior in interest to the Corresponding Debt Securities (other than (a) purchases or acquisitions of capital stock of Atlas in connection with the satisfaction by Atlas of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the date of such event requiring Atlas' to purchase capital stock of Atlas, (b) as a result of a reclassification of Atlas' capital stock or the exchange or conversion of one class or series of Atlas' capital stock for another class or series of Atlas' capital stock, (c) the purchase of fractional interests in shares of Atlas' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Atlas (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee). Prior to the termination of any Extension Period, Atlas may further extend the Extension Period, but the total duration of any such Extension Period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Corresponding Debt Securities. Once any Extension Period terminates and Atlas has paid all amounts then due, Atlas may commence a new Extension Period, provided that such Extension Period together with all other extensions may not exceed 20 quarters or extend beyond the stated maturity of the Debt Securities. See "Description of the Debt Securities--Certain Provisions Relating to Corresponding Debt Securities--Option to Extend Interest Payments." Once an Extension Period has terminated, any deferred Distributions, including accumulated Additional Amounts, will be paid to those holders of record of the Trust Securities appearing on the books and records of the Trust on the first record date following the termination of such Extension Period.

It is expected that any revenue available for the payment of Distributions to holders of the Preferred Securities will be limited to payments made to the Trust by Atlas under the Corresponding Debt Securities. If Atlas does not make interest payments on the Corresponding Debt Securities, then the Property Trustee will not have any funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Atlas as set forth under the Guarantee. See "Description of the Guarantee."

The Property Trustee will pay Distributions to the holders of the Preferred Securities as such holders appear on the Trust's securities register on the relevant record dates. As long as the Preferred Securities are represented by one or more Global Securities, the relevant record dates will be the close of business on the Business Day next preceding each Distribution Date, unless a different regular record date is established or provided for the corresponding interest payment date on the Corresponding Debt Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." If any Preferred Securities are not represented by Global Securities, then the relevant record date for such Preferred Securities will be the fifteenth Business Day prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

Redemption or Exchange

Mandatory Redemption. Unless otherwise specified in the applicable Prospectus Supplement, if the Corresponding Debt Securities held by the Trust are repaid or redeemed in whole or in part, either upon their maturity date or earlier, then the Property Trustee will use the proceeds from such repayment or redemption to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Corresponding Debt Securities being repaid or redeemed. The redemption price per Trust Security will be equal to the aggregate stated amount of the Trust Securities being redeemed plus any accumulated and unpaid Distributions thereon to the date of redemption plus the related amount of the premium, if any, paid by Atlas upon the concurrent redemption of the Corresponding Debt Securities (the "Redemption Price"). In the event of a partial redemption, the Trust Securities will be redeemed among all of the holders of Trust Securities on a pro rata basis. Holders of the Trust Securities will receive at least 30 days but not more than 60 days notice of such redemption.

Tax Event Redemption. If a Tax Event occurs and is continuing, Atlas will have the right to redeem the Corresponding Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event. In the event a Tax Event has occurred and is continuing and Atlas does not elect to redeem the Corresponding Debt Securities (thereby causing a mandatory redemption of such Preferred Securities) or to liquidate the Trust (causing the Corresponding Debt Securities to be distributed to holders of the Trust Securities in exchange therefor upon liquidation of the Trust as described above), the Preferred Securities will remain outstanding. See "Description of Debt Securities--Certain Provisions Relating to Corresponding Debt Securities" for a definition of Tax Event.

Distribution of Corresponding Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, Atlas will have the right to dissolve the Trust at any time and, after satisfaction of any liabilities to creditors of the Trust as provided by applicable law, to cause the Corresponding Debt Securities to be distributed pro rata to the holders of the Trust Securities in liquidation of the Trust. If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved and the corresponding Debt Securities will be distributed pro rata to the holders of the Trust Securities in liquidation of the Trust.

"Investment Company Event" means the receipt by the applicable Atlas of Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in the Investment Company Act"), the applicable Atlas Trust is or will be considered and "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act'), which Change in the Investment Company Act becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Atlas of Trust.

After the date fixed for any distribution of Corresponding Debt Securities, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) any certificates representing the Preferred Securities will be deemed to represent Corresponding Debt Securities in a principal amount equal to the stated liquidation amount of the Preferred Securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.

There can be no assurance as to the market prices for the Preferred Securities or for the Corresponding Debt Securities that may be distributed in exchange for Preferred Securities upon dissolution or liquidation of the Trust. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Debt Securities that such investor may receive upon dissolution or liquidation of the Trust, may trade at a discount to the price that such investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

Any Preferred Securities being redeemed will be redeemed by the Trust at the applicable Redemption Price with the proceeds received by the Trust from the contemporaneous redemption of the Corresponding Debt Securities by Atlas. Redemptions of Preferred Securities will be made and the applicable Redemption Price will be payable only to the extent that the Trust has funds on hand available for the payment of such Redemption Price.

If the Trust notifies the holders of the Preferred Securities of a redemption and if the Preferred Securities to be redeemed are issued in global form, then on the applicable redemption date, the Property Trustee will deposit irrevocably with the depositary for the Preferred Securities funds sufficient to pay the applicable redemption price, to the extent funds are available. In addition, the Property Trustee will give the depositary irrevocable instructions and authority to pay the redemption price to the beneficial owners of the Preferred Securities. If the Preferred Securities are not issued in global form, then the Property Trustee will pay the applicable Redemption Price to the holders of the Preferred Securities by check mailed to their respective addresses appearing on the register of the Trust on the redemption date. In addition, the Property Trustee will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to a redemption date for the Preferred Securities will be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If a notice of redemption has been given and funds have been deposited as required, then upon the date of such deposit, all of the rights of the holders of the Preferred Securities to be redeemed will cease, except for the right of such holders to receive the Redemption Price (without interest thereon), and the Preferred Securities will cease to be outstanding. If the redemption date is not a Business Day, then payment of the applicable Redemption Price will be made on the next Business Day (and without any interest or other payment in respect of any such delay). If, however, the next Business Day falls in the next calendar year, then payment of the Redemption Price will be made on the Business Day preceding the redemption date.

If any payments for the redemption of any Preferred Securities are improperly withheld or refused and not paid either by the Trust or by Atlas pursuant to the Guarantee, then Distributions on the Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust until the date upon which such redemption payments actually are paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable redemption price.

Subject to the Declaration and applicable law (including, without limitation, U.S. federal securities laws), Atlas or its subsidiaries may purchase at any time and from time to time outstanding Preferred Securities by tender, in the open market or by private agreement.

Any notice of the redemption of Trust Securities or the distribution of Corresponding Debt Securities in exchange for Trust Securities will be mailed to each holder of Preferred Securities being so redeemed at least 30 days but not more than 60 days before the applicable redemption date, at such holder's registered address. Unless Atlas defaults in the payment of the redemption price on the Corresponding Debt Securities, interest will cease to accrue on the Corresponding Debt Securities or portions thereof (and Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption on and after the redemption date.

Subordination of Common Securities

The payment of Distributions on, and any payment upon redemption of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on their respective liquidation amounts. If, however, an Indenture Event of Default (which constitutes a "Trust Enforcement Event" under the Declaration) has occurred and continues on any Distribution Date or redemption date, then the amounts payable on such date will not be made on any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of any Common Securities will be made until all accumulated and unpaid Distributions or redemption payments, as the case may be, on all of the outstanding Preferred Securities for which Distributions are to be paid or that have been called for redemption, as the case may be, are fully paid. See "Description of Debt Securities--Indenture Events of Default." All funds available to the Property Trustee first will be applied to the payment in full in cash of all Distributions on, or the redemption price of, the Preferred Securities then due and payable. The Trust will not issue any securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

In the event that a Trust Enforcement Event has occurred and is continuing with respect to the Preferred Securities, then Atlas, as sole holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Trust Enforcement Event until the effect of such Trust Enforcement Event with respect to the Preferred Securities has been cured, waived or otherwise eliminated. Until such Trust Enforcement Event has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of Atlas, as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf. See "--Trust Enforcement Events; Notice."

Dissolution of the Trust and Distributions upon Dissolution

Unless otherwise specified in the applicable Prospectus Supplement pursuant to the Declaration, the Trust will automatically dissolve upon the expiration of its term or, if earlier, shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Atlas; (ii) the written direction to the Property Trustee from Atlas at any time to dissolve the Trust and to distribute the Corresponding Debt Securities in exchange for the Trust Securities; (iii) redemption of all of the Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities in exchange therefor Corresponding Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event the holders of the Trust Securities will be entitled to receive out of the assets of the Trust distributions in cash or other immediately available funds to the extent such funds are available for distribution after satisfaction of the Trust's liabilities to any creditors (the "Liquidation Distributions"). The amount of each Liquidation Distribution will be equal to the aggregate of the stated liquidation amount plus accumulated and unpaid Distributions thereon to the date of payment. If, however, Corresponding Debt Securities are to be distributed in connection with such Liquidation, then the holders of the Trust Securities will receive Corresponding Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Securities, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, such Trust Securities.

If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay the aggregate Liquidation Distribution in full, then the amounts payable directly by the Trust on the Trust Securities will be paid on a pro rata basis. Atlas, as sole holder of the Common Securities, will be entitled to receive Liquidation Distributions on a pro rata basis with the Holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, then the Preferred Securities will have a preference over the Common Securities with regard to such Liquidation Distributions.

Trust Enforcement Events; Notice

Under the Declaration, holders of Trust Securities have certain rights in the event that any Indenture Event of Default has occurred and continues with respect to the Trust Securities issued thereunder. See "Description of Debt Securities--Indenture Events of Default." If a Trust Enforcement Event has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities upon dissolution of the Trust, as described above.

The Property Trustee will transmit by mail, first class postage prepaid, notice of such Trust Enforcement Event to the holders of the Trust Securities within 90 days of the occurrence of the Trust Enforcement Event unless such Trust Enforcement Event has been cured before the giving of such notice. Atlas and the Regular Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration as well as any reports that may be required to be filed by them under the Trust Indenture Act.

Removal of Trustees

Any Trustee may be removed with or without cause at any time by the holder of the Common Securities. The removal of a Property Trustee or a Delaware Trustee, however, will not be effective until a successor Trustee possessing the qualifications to act as a Property Trustee or Delaware Trustee, as the case may be, has accepted its appointment in accordance with the provisions of the Declaration. If an Indenture Event of Default has occurred and continues, the Property Trustee and the Delaware Trustee may be removed by a majority of the stated liquidation amount of the Preferred Securities.

Merger or Consolidation of Trustees

Any entity into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee may be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Declaration, provided that such entity is otherwise qualified and eligible.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described in "Dissolution of the Trust and Distributions upon Dissolution." At the request of Atlas and with the consent of a majority of the Regular Trustees, and without the consent of the holders of the Preferred Securities, the Delaware Trustee or the Property Trustee, the Trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state. Such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease will be subject, however, to the following limitations:

      (i) if the Trust is not the successor entity, then the successor entity either must (a) expressly assume all of the Trust's obligations with respect to the Trust Securities or (b) substitute for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as such Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

      (ii) Atlas must expressly appoint a trustee of a successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Debt Securities;

      (iii) the Preferred Securities or any Successor Securities must be listed, or upon notification of issuance will be listed, on any national securities exchange or with any other organization on which the Preferred Securities are then listed or quoted;

      (iv) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

      (v) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect;

      (vi) such successor entity must have a purpose substantially identical to that of the Trust;

      (vii) prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, Atlas must have received an opinion of independent counsel to the Trust experienced in such matters to the effect that (a) such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (b) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the Trust (or the successor entity) will continue to be classified as a grantor trust for U.S. federal income tax purposes;

     (viii) Atlas or any permitted successor or assignee must own all of the common securities and must guarantee the obligations of such successor entity under the Successor Securities, at least to the extent provided by the Guarantee; and

      (ix) such successor entity must expressly assume all of the obligations of the Trust.

Notwithstanding the foregoing, unless holders of 100% in aggregate liquidation amount of the Trust Securities give their consent, the Trust will not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate with, amalgamate or merge with or into, or replace it, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes or would cause each holder of Trust Securities not to be treated as owning an undivided beneficial ownership interest in the Corresponding Debt Securities.

Voting Rights; Amendment of Declaration

Except as provided below and under "Description of the Guarantee--Amendments; Assignment" and as otherwise required by the Declaration, the Business Trust Act, the Trust Indenture Act and other applicable law, the holders of the Trust Securities will have no voting rights.

Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration. This includes the right to direct the Property Trustee, as holder of the Corresponding Debt Securities, to (i) exercise the remedies available to it under the Indenture, (ii) consent to any amendment or modification of the Indenture or the Corresponding Debt Securities where such consent will be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate stated liquidation amount of the Preferred Securities may direct the Property Trustee to declare the principal of and interest on the Corresponding Debt Securities due and payable; and provided further that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Corresponding Debt Securities affected thereby, the Property Trustee only may give such consent or take such action at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Preferred Securities. The Property Trustee will notify all holders of the Preferred Securities of any notice of any Indenture Event of Default that it has received from Atlas. Such notice will state that such Indenture Event of Default also constitutes an Trust Enforcement Event. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee will have no obligation to take any of the actions described in clause (i) or (ii) above unless it first has obtained an opinion of independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes and that each holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the Corresponding Debt Securities.

If the consent of the Property Trustee, as the holder of the Corresponding Debt Securities, is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee will request the direction of the holders of the Trust Securities with respect to such amendment or modification and will vote with respect to such amendment or modification as directed by the holders of a majority in stated liquidation amount of the Trust Securities voting together as a single class; provided that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of Corresponding Debt Securities, the Property Trustee only may give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee will not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action, and that each holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the Corresponding Debt Securities.

A waiver of an Indenture Event of Default with respect to the Corresponding Debt Securities will constitute a waiver of the corresponding Trust Enforcement Event.

Any required approval or direction of the holders of the Preferred Securities may be given at a separate meeting of holders of the Preferred Securities convened for such purpose, at a meeting of all of the holders of the Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which the holders of the Preferred Securities are entitled to vote to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for the delivery of proxies.

No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities or distribute the Corresponding Debt Securities in accordance with the Declaration and the terms of the Trust Securities.

Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Atlas, the Trustees or any entity directly or indirectly controlled by, or under direct or indirect common control with, Atlas or any Trustee will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

Except during the continuance of an Indenture Event of Default, the holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Atlas as the holder of all of the Common Securities. If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced by the holders of a majority in liquidation amount of the Preferred Securities.

Generally, the Declaration may be amended without the consent of the holders of the Trust Securities, if such amendment does not have a material adverse effect on certain rights, preferences or privileges of the holders of the Trust Securities. Any amendment, however, that affects the powers, preferences or special rights of the Trust Securities, or results in the dissolution, winding-up or termination of the Trust (other than pursuant to the Declaration), will not be effective unless the holders of at least 66 2/3% of the stated liquidation amount of the Trust Securities have approved such amendment. However, if an amendment affects only the powers, preferences or special rights of Preferred Securities or the Common Securities, then such approval is required only from the holders of the affected class. Further, any amendment that changes the amount or timing of any Distribution or otherwise adversely affects the amount of any Distribution required to be made in respect of the Trust Securities, or any amendment that restricts the rights of a holder of Trust Securities to institute a suit for the enforcement of payment of Distributions, will not be effective unless each holder of Trust Securities has approved such amendment.

Global Preferred Securities

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Securities may be issued in whole or in part in global form ("Global Preferred Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global Preferred Securities may be issued in fully registered form and in either temporary or permanent form. Unless and until a Global Preferred Security is exchanged in whole or in part for the individual Preferred Securities represented thereby, the depositary holding such Global Preferred Security may transfer such Global Preferred Security only to its nominee or successor depositary (or vice versa) and only as a whole. Unless otherwise indicated in the applicable Prospectus Supplement for the Preferred Securities, the depositary for the Global Preferred Securities will be The Depository Trust Company. See "Book-Entry Issuance." The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in Global Preferred Securities.

The specific terms of the depositary arrangement for the Preferred Securities will be described in the applicable Prospectus Supplement. Atlas anticipates that the description of the depositary set forth below under "Book-Entry Issuance" generally will apply to any depositary arrangements. Atlas expects that the applicable depositary or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of the Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of such Global Preferred Security as shown on the records of the depositary or its nominee. Atlas also expects that payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

Unless otherwise specified in the applicable Prospectus Supplement, if at any time the depositary is unwilling, unable or ineligible to continue as a depositary for the Preferred Securities, the Trust will appoint a successor depositary with respect to the Preferred Securities. If a successor depositary is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust's election that the Preferred Securities be represented by one or more Global Securities will no longer be effective, and a Regular Trustee on behalf of the Trust will execute, and the Property Trustee will authenticate and deliver, Preferred Securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the principal amount of the Global Preferred Securities representing the Preferred Securities in exchange for such Global Preferred Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have any Preferred Securities represented by one or more Global Preferred Securities, and, in such event, a Regular Trustee on behalf of the Trust will execute and the Property Trustee will authenticate and deliver Preferred Securities in definitive registered form, in an aggregate stated liquidation amount equal to the principal amount of the Global Preferred Securities representing such Preferred Securities, in exchange for such Global Preferred Securities.

Payment and Paying Agency

Payments in respect of the Preferred Securities will be made to the applicable depositary, which will credit the relevant Participants' accounts on the applicable Distribution dates or, if the Preferred Securities are not held by a depositary, such payments will be made by check mailed to the address of the holder entitled thereto as such address will appear on the Trust's security register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Preferred Securities initially will be the Property Trustee. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the Property Trustee and Atlas.

Registrar and Transfer Agent

Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of Preferred Securities.

Information Concerning the Property Trustee

The Property Trustee will not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Declaration. The Property Trustee will be under no obligation to exercise any rights or powers vested in it by the Declaration at the request or direction of any holder of Trust Securities, unless such holder provides the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs and expenses and liabilities that might be incurred by it in complying with such request or direction.

Governing Law

The Declaration and the Preferred Securities will be governed by, construed and interpreted in accordance with the laws of the State of Delaware.

                          Description of the Guarantee

The following description sets forth certain general terms and provisions of the Guarantee to which any Prospectus Supplement may relate. The particular terms and provisions of the Guarantee and the application of these general terms and provisions thereto will be described in the applicable Prospectus Supplement.

Pursuant to and for the purposes of compliance with the Trust Indenture Act, the Guarantee will qualify as an indenture, and The First National Bank of Chicago will act as trustee under the Guarantee (the "Guarantee Trustee") and hold the Guarantee for the benefit of the holders of the Trust Securities. The following summaries of certain terms and provisions of the Guarantee do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Guarantee (including the definitions therein of certain terms) that is filed as an exhibit to the Registration Statement, and to the Trust Indenture Act. Capitalized terms used in this section not otherwise defined in this Prospectus have the meanings set forth in the Guarantee.

General

To the extent set forth in the Guarantee and except to the extent paid by the Trust, Atlas will irrevocably and unconditionally agree to pay the holders of the Trust Securities the Guarantee Payments (as defined below), in full, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The payments subject to the Guarantee (the "Guarantee Payments") include:

      (i) any accumulated and unpaid Distributions that are required to be paid on the Trust Securities, to the extent the Trust has funds available therefor;

      (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, with respect to the Trust Securities upon the redemption of the Corresponding Debt Securities if a Tax Event or Investment Company Event occurs or upon maturity of the Corresponding Debt Securities, to the extent the Trust has funds available therefor;

      (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Corresponding Debt Securities to the holders in exchange for the Trust Securities, as provided in the Declaration), the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid Distributions on the Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust.

Atlas' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Atlas to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

If a Trust Enforcement Event has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments will be subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments. See "Description of the Preferred Securities--Subordination of Common Securities."

The Guarantee will apply only to the extent the Trust has funds available to make payments with respect to the Trust Securities. If Atlas does not make interest payments on the Corresponding Debt Securities owned by the Trust, the Trust will not have funds available to pay Distributions on the Preferred Securities.

Through the Guarantee, the Corresponding Debt Securities and the Indenture, taken together, Atlas has fully and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Declaration. See "Relationship Among the Preferred Securities, the Corresponding Debt Securities and the Guarantee."

Status of the Guarantee

The Guarantee will constitute a guarantee of payment and not of collection. The beneficiaries of the Guarantee may institute a legal proceeding directly against Atlas to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity.

Certain Covenants of Atlas

Atlas will covenant that, so long as any Trust Securities remain outstanding, if an Event of Default occurs under the Guarantee or a Trust Enforcement Event occurs under the Declaration and written notice of such event has been given to Atlas, then Atlas may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of Atlas' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Atlas that rank on a parity with or junior in interest to the Corresponding Debt Securities or make any guarantee payments with respect to any guarantee by Atlas of the debt securities of any subsidiary of Atlas if such guarantee ranks on a parity with or junior in interest to the Corresponding Debt Securities (other than (a) purchases or acquisitions of capital stock of Atlas in connection with the satisfaction by Atlas of its obligations under any employee benefit plans or the satisfaction by Atlas of its obligations pursuant to any contract or security outstanding on the date of such event requiring Atlas to purchase capital stock of Atlas, (b) as a result of a reclassification of Atlas' capital stock for another class or series of Atlas' capital stock, (c) the purchase of fractional interests in shares of Atlas' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) dividends or distributions in capital stock of Atlas, (e) redemptions or repurchases of any rights pursuant to a rights agreement and (f) payments under the Guarantee).

Amendments; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the Trust Securities in any material respect (that do not require the consent of holders), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Trust Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of Atlas and will inure to the benefit of the holders of the Trust Securities then outstanding.

Events of Default

An event of default under the Guarantee will occur upon the failure of Atlas to perform any of its payment or other obligations under the Guarantee.

The holders of a majority in stated liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Trust Securities may institute a legal proceeding directly against Atlas to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person. Notwithstanding the foregoing, if Atlas has failed to make a Guarantee Payment, a holder of Trust Securities may directly institute a proceeding against Atlas for enforcement of the Guarantee for such payment.

Atlas, as guarantor, is required to file annually with the Guarantee Trustee a certificate indicating whether or not Atlas is in compliance with all of the conditions and obligations applicable to it under the Guarantee.

Termination

The Guarantee will terminate (i) if a Tax Event or an Investment Company Event occurs or upon maturity of the Corresponding Debt Securities, upon full payment of the redemption price of all of the Trust Securities, (ii) upon distribution of the Corresponding Debt Securities held by the Trust to the holders of the Trust Securities or (iv) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must return payment of any sums paid under the Trust Securities or the Guarantee.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, will undertake to perform only those duties specifically set forth in the Guarantee and, after a default that has not been cured or waived, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Guarantee at the request or direction of any holder of the Trust Securities, unless such holder provides the Guarantee Trustee security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred thereby. The foregoing will not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, of its obligation to exercise the rights and powers vested in it by the Guarantee.

Governing Law

The Guarantee will be governed by, construed and interpreted in accordance with the laws of the State of New York.

                  Relationship Among The Preferred Securities,
               The Corresponding Debt Securities And The Guarantee

To the extent set forth in the Guarantee and to the extent funds are available, Atlas will irrevocably guarantee the payment of Distributions and other amounts due on the Trust Securities. See "Description of the Guarantee." If and to the extent Atlas does not make payments on the Corresponding Debt Securities, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Trust Securities. The Guarantee does not cover any payment of Distributions or other amounts due on the Trust Securities unless the Trust has sufficient funds for the payment of such Distributions or other amounts. In such event, a holder of Trust Securities may institute a legal proceeding directly against Atlas to enforce payment of such Distributions or other amounts to such holder after the respective due dates. Taken together, Atlas' obligations under the Corresponding Debt Securities, the Indenture and the Guarantee provide a full and unconditional guarantee of payments of Distributions and other amounts due on the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the Trust's obligations under the Trust Securities.

Sufficiency of Payments

As long as payments of interest and other amounts are made when due on the Corresponding Debt Securities, such payments will be sufficient to cover Distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Corresponding Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Corresponding Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Atlas, as issuer of the Corresponding Debt Securities, will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and
(iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

Notwithstanding anything to the contrary in the Indenture, Atlas has the right to set-off any payment it is otherwise required to make thereunder against and to the extent it has already made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

The Declaration provides that if Atlas fails to make interest or other payments on the Corresponding Debt Securities when due (taking account of any Extension Period), the holders of the Preferred Securities may direct the Property Trustee to enforce its rights under the Indenture. See "Description of Preferred Securities-- Voting Rights; Amendment of Declaration." If the Property Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, any holder of record of Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Atlas to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of Atlas to pay interest or principal on the Corresponding Debt Securities on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may institute a Direct Action against Atlas for payment.

If Atlas fails to make payments under the Guarantee, a holder of Preferred Securities may institute a proceeding directly against Atlas for enforcement of the Guarantee for such payments.

Limited Purpose of Trust

The Preferred Securities evidence undivided beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities and using the proceeds to purchase Corresponding Debt Securities. A principal difference between the rights of a holder of Preferred Securities and a holder of Corresponding Debt Securities is that a holder of Corresponding Debt Securities is entitled to receive from Atlas the principal amount of and interest accrued on Corresponding Debt Securities held, while a holder of Preferred Securities is entitled to receive Distributions and other payments from the Trust (or from Atlas under the Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions and other payments.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the redemption or repayment of the Corresponding Debt Securities, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the Liquidation Distribution in cash. Because Atlas is the guarantor under the Guarantee and, as issuer of the Corresponding Debt Securities, has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of Trust Securities and a holder of the Corresponding Debt Securities relative to other creditors and to shareholders of Atlas in the event of liquidation or bankruptcy of Atlas would be substantially the same.

        Description of Stock Purchase Contracts and Stock Purchase Units

Unless otherwise specified in the applicable Prospectus Supplement, the Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of Units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities or Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z)Preferred Securities of an Atlas Trust, securing the holder's obligation to purchase the Common or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Atlas may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's under the original Stock Purchase Contract.

Pledged Securities and Pledge Agreement. The securities related to the Stock Purchase Contracts (collectively, the "Pledged Securities") will be pledged to a collateral agent (the "Collateral Agent"), for the benefit of Atlas, pursuant to the Pledge Agreement to secure the obligations of holders of Stock Purchase Contracts to purchase Common Stock or Preferred Stock under the related Stock Purchase Contracts. The rights of holders of Stock Purchase Contracts to the related Pledged Securities will be subject to the Company's security interest created by the Pledge Agreement. No holder of Stock Purchase Contracts will be permitted to withdraw the Pledged Securities related to such Stock Purchase Contracts from the pledge arrangement except upon the termination or Early Settlement of the related Stock Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of a Stock Purchase Contract will retain full beneficial ownership of the related Pledged Securities.

Except as described in the applicable Prospectus Supplement, the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to Atlas or the Purchase Contract Agent, as provided in the Pledge Agreement. The Purchase Contract Agent will in turn distribute payments it receives as provided in the Purchase Contract Agreement.

The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not necessarily be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued.

                              Selling Stockholders

Some of the shares of Common Stock being offered pursuant to this Prospectus directly or pursuant to Stock Purchase Contracts may be offered by certain Selling Stockholders, including Michael A. Chowdry, the Chairman, Chief Executive Officer and President of the Company, and certain other officers of the Company. Identification of any such selling stockholder will be made in the applicable Prospectus Supplement.

                              Plan of Distribution

The Company and the Atlas Trusts (and with respect to shares of Common Stock, the selling stockholders) may sell the Securities to or through one or more underwriters or dealers or may sell the Securities directly to other purchasers or through agents.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

Under agreements which may be entered into by the Company and the Atlas Trusts, underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against liabilities, including liabilities under the Securities Act.

If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Securities from the Company or the Atlas Trusts pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities being offered is not at the time of delivery prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Unless otherwise indicated in the applicable Prospectus Supplement, Atlas does not intend to apply for the listing of any Debt Securities on a national securities exchange. If any Securities are sold to or through underwrit-ers, dealers or agents, the underwriters, dealers or agents may make a market in such Securities, as permitted by applicable laws and regulations. No underwriter, dealer or agent would be obligated, however, to make a market in such Securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriter, dealer or agent. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, such Securities.

Certain of the underwritings or agents and their associates may be customers of, engage in transactions with, and perform services for, the Company in the ordinary course of business.

                           Validity of the Securities

Unless otherwise indicated in the applicable Prospectus Supplement (i) the validity of the Securities of Atlas offered hereby will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York and (ii) the validity of the Preferred Securities offered hereby will be passed upon for the Atlas Trusts and the Company by Richards, Layton & Finger, P.A. Wilmington, Delaware.

                                     Experts

The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 26, 1999

PROSPECTUS

                                 Atlas Air, Inc.
                            PASS THROUGH CERTIFICATES

                                 ---------------

This Prospectus relates to the issuance of Pass Through Certificates (the "Certificates") by one or more Pass Through Trusts (each, a "Trust") to be formed by Atlas Air, Inc. ("Atlas" or the "Company").

THE CERTIFICATES --

-- Will be issued in one or more series with distribution rates and distribution dates specified in the Prospectus Supplement;

-- Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Atlas;

--    May have one or more forms of liquidity enhancement;

--    Will be issued in registered form;

--    May be issued in accordance with a book-entry system; and

--    Will have an aggregate public offering price of up to $650,000,000.

EACH PASS THROUGH TRUST --

--    Will issue one or more series of Certificates;

-- Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and

-- Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES --

--    Will be issued in series.

--    Will be issued either

      -- on a non-recourse basis in connection with leveraged lease transactions to finance or refinance a portion of the cost of aircraft (such aircraft referred to as "Leased Aircraft"), in which case the amounts due from Atlas under the relevant Lease will be sufficient to make all payments required under the related Equipment Notes; or

      -- with recourse to Atlas either to finance or refinance all or a portion of the cost of aircraft owned by Atlas ("Owned Aircraft").

-- These two types of Equipment Notes are referred to as Leased Aircraft Notes and Owned Aircraft Notes, respectively. The Leased Aircraft Notes will not be obligations of, or guaranteed by, Atlas. The Owned Aircraft Notes will be general obligations of Atlas.

-- Will be secured by the aircraft specified in the Prospectus Supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this Prospectus and a Prospectus Supplement.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                           , 1999


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                                Table of Contents

                                                    Page
                                                    ----

                   Where You Can Find More
                    Information......................  1
                   Incorporation of Certain Docu-
                     ments by Reference..............  1
                   The Company.......................  2
                   General Outline Of Trust
                    Structure........................  2
                   Use of Proceeds...................  2
                   Risk Factors......................  3
                   Ratio of Earnings to Fixed
                    Charges..........................  4
                   Description of the Certificates...  5
                   Description of the Equipment
                    Notes............................ 15
                   Certain United States Federal
                    Income Tax Consequences.......... 20
                   ERISA Considerations.............. 23
                   Plan of Distribution.............. 23
                   Validity of the Certificates...... 24
                   Experts........................... 24

                       Where You Can Find More Information

We filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates to be offered. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For more information about the Company and the Certificates to be offered by this Prospectus, reference is made to the Registration Statement and its exhibits and schedules. Any statement made in this Prospectus concerning the provisions of certain documents may be incomplete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Registration Statement, its exhibits and such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Our Common Stock is traded on the New York Stock Exchange under the symbol "CGO" and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 Incorporation of Certain Documents by Reference

The following documents have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) subsequent to the initial filing of this Prospectus and prior to the date it is declared effective; and (2) subsequent to the date of this Prospectus and prior to the termination of this offering are incorporated by reference and become a part of this Prospectus from their date of filing. Any statement contained in this Prospectus or in a document incorporated by reference is modified or superseded for purposes of this Prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

On request, we will provide anyone who receives a copy of this Prospectus with a copy of any or all of the documents incorporated in this Prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401, Attention: Chief Financial Officer (telephone (303) 526-5050).

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                   The Company

We are the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft that comply with Stage 3 FAA noise regulations. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance. Our customers currently include some of the world's leading air carriers, including Alitalia, British Airways and China Airlines Ltd. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

Atlas is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 538 Commons Drive, Golden, Colorado 80401, and our telephone number is (303) 526-5050.

                       General Outline of Trust Structure

A separate Trust will be formed for each series of Certificates to be offered pursuant to a Pass Through Trust Agreement (the "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") between Atlas and the trustee named therein (the "Trustee"), as trustee under each Trust. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more equipment notes ("Equipment Notes") relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase Equipment Notes of one or more series such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of the Certificates" and "Description of the Equipment Notes".

                                 Use of Proceeds

Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to
(a) finance or refinance the debt portion and, in certain cases, refinance some of the equity portion of one or more separate leveraged Lease transactions entered into by Atlas, as lessee, with respect to the Leased Aircraft, as described in the applicable Prospectus Supplement, or (b) finance or refinance the aggregate purchase price in respect of the Owned Aircraft as described in the applicable Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or (b) Owned Aircraft Notes issued by Atlas to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Each Leased Aircraft will have been or will be leased by the related Owner Trustee to Atlas pursuant to a separate lease agreement (each such lease agreement, a "Lease"). The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Atlas.

                                  Risk Factors

In addition to the information set forth elsewhere in this Prospectus and the applicable Prospectus Supplement, prospective purchasers of the Certificates offered hereby should consider carefully the factors set forth below in connection with an investment in Certificates as well as the risk factors incorporated by reference in this Prospectus.

Appraisals and Realizable Value of Aircraft

The Prospectus Supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of such Aircraft as appraised by independent appraisers who will be named in the applicable Prospectus Supplement (the "Appraisals") and whose report will be contained therein. The Appraisals will be based on various assumptions and methodologies, which vary among the Appraisals.

Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Certificates issued thereunder.

The Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Certificates related to such Aircraft will not be available to cover losses, if any, on any other Certificates.

Priority of Distributions; Subordination

The Intercreditor Agreement may provide for the subordination of some series of Certificates to other series, which may result in the holders of the subordinated Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note.

Lack of Cross-Collateralization and Cross-Default Provisions

There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or the Leases related to such other Aircraft. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

Ratings of the Certificates

It is expected that the Certificates will be assigned a rating by one or more Rating Agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Certificates being sold. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Company) so warrant. The rating of the Certificates will be based primarily on the default risk of the Certificates and the collateral value provided by the Aircraft. The ratings are expected to address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates on the final expected distribution date. Such ratings are not expected to address the possibility of a Lease Event of Default or Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Certificates prior to such final expected distribution date.

Unless specified in the applicable Prospectus Supplement, the reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Indenture Event of Default.

Highly Leveraged Transaction

The Indentures contain no debt covenants or provisions that would afford the Holders protection in the event of a highly leveraged transaction involving the Company.

Absence of a Public Market for the Certificates

Prior to their issuance, there will have been no public market for the Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Company does not intend to apply for the listing of any Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.

                       Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997, and fixed charges (excluding capitalized interest for the period). "Fixed charges" consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments). The table below presents the ratio of earnings to fixed charges for the years ended December 31, 1994, 1995, 1996, 1997 and 1998.

                           Year Ended December 31,
                     -----------------------------------
                      1994   1995    1996   1997   1998
                     ------ ------  ------ ------ ------
                      1.21   1.86    2.11   1.30   1.34

                         Description of the Certificates

In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between Atlas and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, trust agreement, Participation Agreement, intercreditor agreement and liquidity facility arrangement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by Atlas with the Commission.

The Certificates offered pursuant to this Prospectus will be limited to $650,000,000 aggregate public offering price.

To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

General

Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of Atlas, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates.

Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Atlas or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft; (6) a description of the related Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Atlas to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures, if any; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any other special terms pertaining to such Certificates.

If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

                             Book-Entry Registration

General

If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "-- Definitive Certificates". Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with DTC Participant either directly or indirectly ("Indirect Participants").

Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

Neither Atlas nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

Same-Day Settlement and Payment

So long as the Certificates are registered in the name of DTC or its nominee, all payments made by Atlas to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefrom be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Definitive Certificates

Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) Atlas advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Atlas is unable to locate a qualified successor, (ii) Atlas, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Atlas and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

Payments and Distributions

Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes -- General". Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter ("Special Payments"), received by the Trustee relating to one or more Aircraft will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date") except that, if specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the specified Certificateholders shall be distributed on such Regular Distribution Date to such Certificateholders. The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any anticipated Special Distribution Date.

Pool Factors

Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

Reports to Certificateholders

On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

      (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

      (ii)  the amount of such distribution allocable to interest; and

      (iii) the Pool Balance and the Pool Factor for such Trust.

So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses
(i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Voting of Equipment Notes

Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee and specified in such Prospectus Supplement, be exercisable by another person specified in such Prospectus Supplement.

Events of Default and Certain Rights Upon an Event of Default

The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility, the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures; accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "-- Cross-Subordination Issues", a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Atlas to have made a corresponding payment will not cure an Indenture Default or any Lease Default related to such failure by Atlas.

The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes held in such Trust. Such Prospectus Supplement also will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the applicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell for cash to any person all or part of the Equipment Notes held in the related Trust. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Owner Trustee, Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable Prospectus Supplement, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

Any funds representing payments received with respect to any Equipment Notes in default held in a Trust, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith shall be disregarded.

The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and its consequences. The Prospectus Supplement for a series of Certificates also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby annul any direction given with respect thereto.

Merger, Consolidation and Transfer of Assets

Atlas will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving, successor or transferee corporation shall (a) be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, (b) be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assume all of the obligations of Atlas contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, with respect to the Leased Aircraft, the applicable Participation Agreements and Leases, and any other operative documents; and (ii) Atlas shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Atlas.

Modifications of the Basic Agreement

The Basic Agreement contains provisions permitting Atlas and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, including among other things
(i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Atlas and the assumption by such corporation of Atlas' obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Atlas for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Atlas, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates, (v) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system, on which any Certificates may be listed or of any regulatory body, (vi) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, with certain exceptions, (vii) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter; provided, in the case of clauses (i) through
(viii) above, that no such supplemental trust agreement shall adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

The Basic Agreement also contains provisions permitting Atlas and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust (and with the consent of any related Owner Trustee), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such

Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or supplemental agreements, with certain limited exceptions, (e) alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of such Trust or (f) adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

Modification of Indenture and Related Agreements

The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes) or any Liquidity Facility.

Cross-Subordination Issues

The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a Prospectus Supplement may, under circumstances described in such Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indenture or (iii) direct the exercise of remedial actions under any Related Indenture. Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described below.

Termination of the Trusts

The obligations of Atlas and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

Delayed Purchase of Equipment Notes

In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement pending the pur-chase of the Equipment Notes not so purchased. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates.

Liquidity Facility

The related Prospectus Supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility may have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

The Trustee

Unless otherwise provided in the Prospectus Supplement for any series of Certificates, the Trustee for each series of Certificates will be Wilmington Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Atlas and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

The Trustee may resign with respect to any or all of the Trusts at any time, in which event Atlas will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Atlas may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

The Basic Agreement provides that Atlas will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       Description of the Equipment Notes

The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

General

Equipment Notes will be issued under Indentures either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Atlas and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of the Equipment Notes issued as described in such clause (a), are leased to Atlas pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Atlas or, in the case of Equipment Notes issued as described in clause (b), owned by Atlas.

With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft, will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Atlas pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Atlas will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee.

Principal and Interest Payments

Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

If any date scheduled for any payment of principal, premium, if any, or interest with respect to Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

Redemption

The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

Security

The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, and (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Atlas under such Lease or Leases. Under the terms of each Lease, Atlas' obligations in respect of each Leased Aircraft will be those of a Lessee under a "net lease". Accordingly, Atlas will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Atlas for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Atlas pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of Atlas' right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, Atlas will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

Atlas will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Atlas will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by Atlas or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Atlas (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture or an incipient payment default or incipient bankruptcy default), in certain investments described in the applicable Indenture. The net amount of any loss resulting from any such investments will be paid by Atlas.

Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Atlas provide its opinion to such Trustee that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case so long as Atlas continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Such opinion will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

Ranking of Equipment Notes

Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

Payments and Limitation of Liability

Each Leased Aircraft will be leased by the related Owner Trustee to Atlas for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments under each such Lease will be payable by Atlas and will assigned by the related Owner Trustee under the applicable Indenture to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Atlas be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. Atlas' obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Atlas.

With respect to the Leased Aircraft Notes, except in certain circumstances involving Atlas' purchase of a Leased Aircraft and the assumption by Atlas of certain obligations relating thereto, including the obligation to make payments in respect of the related Leased Aircraft Notes, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Atlas. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connec-tion with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from (i) the assets subject to the lien of the applicable Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Atlas under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility. With respect to the Leased Aircraft Notes, except as otherwise provided in the applicable Indenture, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Indenture or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

Atlas' obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Atlas.

Defeasance of the Indentures and the Equipment Notes in Certain Circumstances

Unless otherwise specified in the applicable Prospectus Supplement, each Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Atlas under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money or payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, (a) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under such Indenture shall have occurred and be continuing on the date of such deposit and (b) Atlas shall have delivered an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

Assumption of Obligations by Atlas

Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Atlas of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Atlas may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft.

Liquidity Facility

The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

Intercreditor Issues

Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

              Certain United States Federal Income Tax Consequences

General

Unless otherwise indicated in the applicable Prospectus Supplement, the following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Cahill Gordon & Reindel, special tax counsel to Atlas ("Tax Counsel"), is accurate in all material respects. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source and trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all the substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

In the opinion of Tax Counsel, each Trust will be classified as a grantor trust for U.S. federal income tax purposes.

Taxation of Certificateholders Generally

A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If Atlas were to assume an Owner Trust's obligations under Leased Aircraft Notes, such assumption would be treated for federal income tax purposes as a taxable exchange of such Leased Aircraft Notes, resulting in recognition of taxable gain or loss by the U.S. Certificateholder.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and Liquidity Facility providers (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination of Subordinated Certificateholders

In the event that any Trust (such Trust being a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") is subordinated in right of payment to any other Trust and the Subordinated Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of in-come for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special U.S. federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, long-term capital gains generally are taxable at a lower rate than short-term capital gains. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant Owner Trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant Owner Trust and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. The IRS issued final regulations on October 6, 1997, which modify the certification requirements described in clause (iii) with respect to certain payments after December 31, 1998.

Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Backup Withholding

Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA Considerations

Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              Plan of Distribution

The Company (and with respect to shares of Common Stock, the selling stockholders) and/or any Atlas Trust may sell any of the Offered Securities in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company and/or an Atlas Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Atlas Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

If Offered Securities are sold by means of an underwritten offering, the Company and/or the applicable Atlas Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the term of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities of a series if any are purchased.

If a dealer is utilized in the sales of the Offered Securities in respect of which this Prospectus is delivered, the company and/or the applicable Atlas Trust will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus supplement relating thereto.

Offers to purchase Offered Securities may be solicited directly by the Company and/or the applicable Atlas Trust and the sale thereof may be made by the Company and/or the applicable Atlas Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Atlas Trust against certain liabilities, including liabilities under the Securities Act.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Atlas Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Atlas Trust to indemnification or contribution by the Company and/or the applicable Atlas Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Atlas Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from the Company and/or the applicable Atlas Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to any such delayed delivery contracts accepted by the Company and/or the applicable Atlas Trust.

                          Validity of the Certificates

Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement Cahill Gordon & Reindel will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                                     Experts

The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                                     Part II

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

          Securities and Exchange Commission registration
            fee............................................     39,911
          Printing and engraving expenses..................     50,000
          Trustee and agents' fees and expenses............     25,000
          Accountant's fees and expenses...................     60,000
          Rating Agency fees...............................     30,000
          Legal fees and expenses..........................    275,000
          Miscellaneous....................................     20,089
                                                             ---------
                    Total..................................     500,000*

----------

* All expenses, except the Securities and Exchange Commission registration fee, are estimated.

Item 15. Indemnification of Directors and Officers.

      The Delaware General Corporation Law and the Restated Certificate of Incorporation of Atlas Air, Inc. (the "Charter") provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Company's Charter provides that the Company shall indemnify directors of the Company to the maximum extent now or hereafter permitted by law, and officers, employees and agents of the Company to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to officers, employees and agents of the Company to the maximum extent now or hereafter permitted by law.

      The Company maintains directors' and officers' liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

      Under each Trust Agreement, the Company will agree to indemnify each of the Trustees of the Atlas Trusts or any predecessor Trustee for the Atlas Trusts, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

Item 16. Exhibits and Financial Statements Schedules.

(a) Exhibits:

            Exhibit
           Reference
             Number                       Document Description
             ------                       --------------------

            @@@1.1      --    Form of Underwriting Agreement relating
                              to the Preferred Stock, the Common Stock
                              and Stock Purchase Contracts
            +++1.2      --    Form of Underwriting Agreement relating
                              to the Debt Securities
            +++1.3      --    Underwriting Agreement Standard
                              Provisions relating to the Pass Through
                              Certificates

              +3.2      --    Restated Certificate of Incorporation of
                              the Company
              +3.3      --    Amended and Restated By-Laws of the
                              Company
            +++4.1      --    Form of Pass Through Trust Agreement
                              between the Company and Wilmington Trust
                              Company, as Pass Through Trustee (with
                              form of Pass Through Certificate
                              attached as exhibit thereto)
               4.2      --    Form of Indenture between the Company and The
                              First National Bank of Chicago, as Trustee
                              (with the form of Debt Security attached as an
                              exhibit thereto)
               4.3      --    Trust Agreement of Atlas Air Capital I
               4.4      --    Certificate of Trust of Atlas Air
                              Capital I
               4.5      --    Trust Agreement of Atlas Air Capital II
               4.6      --    Certificate of Trust of Atlas Air
                              Capital II
               4.7      --    Trust Agreement of Atlas Air Capital III
               4.8      --    Certificate of Trust of Atlas Air
                              Capital III
            @@@4.9      --    Form of Amended and Restated Trust
                              Agreement for Atlas Air Capital I
            @@@4.10     --    Form of Amended and Restated Trust
                              Agreement for Atlas Air Capital II
            @@@4.11     --    Form of Amended and Restated Trust
                              Agreement for Atlas Air Capital III
            @@@4.12     --    Form of Preferred Security Certificate
                              for Atlas Air Capital I, Atlas Air
                              Capital II and Atlas Air Capital III
            @@@4.13     --    Form of Guarantee Agreement for Atlas
                              Air Capital I, Atlas Air Capital II and
                              Atlas Air Capital III
            @@@5.1      --    Opinion of Cahill Gordon & Reindel as to
                              the legality of the Preferred Stock, the
                              Common Stock and the Stock Purchase
                              Contracts
            @@@5.2      --    Opinion of Cahill Gordon & Reindel as to
                              the legality of the Debt Securities
            @@@5.3      --    Opinion of Cahill Gordon & Reindel as to
                              the legality of the Pass Through
                              Certificates
            @@@5.4      --    Opinion of Richards, Layton & Finger,
                              P.A. as to the legality of the Preferred
                              Securities to be issued by Atlas Air
                              Capital I
            @@@5.5      --    Opinion of Richards, Layton & Finger,
                              P.A. as to the legality of the Preferred
                              Securities to be issued by Atlas Air
                              Capital II
            @@@5.6      --    Opinion of Richards, Layton & Finger,
                              P.A. as to the legality of the Preferred
                              Securities to be issued by Atlas Air
                              Capital III
             +10.14     --    Boeing 747 Maintenance Agreement dated
                              January 1, 1995, between the Company and
                              KLM Royal Dutch Airlines, as amended
             +10.15     --    Atlas Air, Inc. 1995 Long Term Incentive
                              and Stock Award Plan
             +10.16     --    Atlas Air, Inc. Employee Stock Purchase
                              Plan
             +10.17     --    Atlas Air, Inc. Profit Sharing Plan
             +10.18     --    Atlas Air, Inc. Retirement Plan
             @10.19     --    Employment Agreement between the Company
                              and Michael A. Chowdry
             @10.20     --    Employment Agreement between the Company
                              and Richard H. Shuyler
             @10.23     --    Employment Agreement between the Company
                              and James T. Matheny
             +10.26     --    Maintenance Agreement between the
                              Company and Hong Kong Aircraft
                              Engineering Company Limited dated April
                              12, 1995, for the performance of certain
                              maintenance events
           ***10.52     --    Employment Agreement dated as of
                              November 18, 1996 between the Company
                              and R. Terrence Rendlerman
           ***10.53     --    Secured Loan Agreement by and between
                              the Company and Finova Capital
                              Corporation dated April 11, 1996
      ***/****10.55     --    Engine Maintenance Agreement between the
                              Company and General Electric Company
                              dated June 6, 1996
            **10.56     --    Employment Agreement dated as of May 1,
                              1997 between the Company and Stanley G.
                              Wraight
            **10.58     --    Third Amended and Restated Credit
                              Agreement among the Company, the Lenders
                              listed therein, Goldman Sachs Credit
                              Partners L.P. (as Syndication Agent) and
                              Bankers Trust Company (as Administrative
                              Agent) dated September 5, 1997
            **10.59     --    Credit Agreement among Atlas Freighter
                              Leasing, Inc., the Lenders listed
                              therein and Bankers Trust Company, as
                              agent, dated May 29, 1997
            **10.60     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N516MC
            **10.61     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N508MC
            **10.62     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200 aircraft. U.S. Registration No. N507MC

            **10.63     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N509MC
            **10.64     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N808MC
            **10.65     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N505MC
            **10.66     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N808MC
            **10.67     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N507MC
            **10.68     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N509MC
            **10.69     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N505MC
            **10.70     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N508MC
            **10.71     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N516MC
            **10.72     --    Form of Indenture, dated August 13,
                              1997, between the Company and State
                              Street Bank and Trust Company, as
                              Trustee, relating to the 10 3/4% Senior
                              Notes (with form of Note attached as
                              exhibit thereto)
            **10.75     --    Credit Agreement among Atlas Freighter
                              Leasing II, Inc., the Lenders listed
                              therein, Bankers Trust Company (as
                              Administrative Agent) and Goldman Sachs
                              Credit Partners L.P. (as Syndication
                              Agent) dated September 5, 1997
            **10.76     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N527MC and Spare
                              Engine Nos. 517538, 517539 and 455167
            **10.77     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N523MC and Spare
                              Engine Nos. 530168 and 517530
            **10.78     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N524MC and Spare
                              Engine Nos. 517790 and 517602
            **10.79     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N526MC and Spare
                              Engine Nos. 517544 and 517547
            **10.80     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N523MC and Spare Engine
                              Nos. 530168 and 517530
             *10.81     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N524MC and Spare Engine
                              Nos. 517790 and 517602
            **10.82     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N526MC and Spare Engine
                              Nos. 517544 and 517547

            **10.84     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N527MC and Spare Engine
                              Nos. 517538, 517539 and 455167
            **10.85     --    First Amendment to Lease Agreement among
                              Atlas Freighter Leasing, Inc. and
                              Bankers Trust Company, as agent, dated
                              September 5, 1997
       **/****10.86     --    Purchase Agreement Number 2021 between
                              The Boeing Company and the Company dated
                              June 6, 1997
            **10.87     --    Aircraft General Terms Agreement between
                              The Boeing Company and the Company dated
                              June 6, 1997
            ++10.90     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1A-0
            ++10.91     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1A-S
            ++10.92     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1B-0
            ++10.93     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1B-S
            ++10.94     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1C-0
            ++10.95     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1C-S
            ++10.96     --    Deposit Agreement (Class A), dated as of
                              February 9, 1998, between First Security
                              Bank, National Association, as Escrow
                              Agent, and ABN AMRO Bank N.V., acting
                              through its Chicago Branch, as
                              Depositary
            ++10.97     --    Deposit Agreement (Class B), dated as of
                              February 9, 1998, between First Security
                              Bank, National Association, as Escrow
                              Agent, and ABN AMRO Bank N.V., acting
                              through its Chicago Branch, as
                              Depositary
            ++10.98     --    Deposit Agreement (Class C), dated as of
                              February 9, 1998, between First Security
                              Bank, National Association, as Escrow
                              Agent, and ABN AMRO Bank N.V., acting
                              through its Chicago Branch, as
                              Depositary
            ++10.99     --    Indemnity Agreement, dated as of
                              February 9, 1998, between ABN AMRO Bank
                              N.V., acting through its Chicago Branch,
                              as Depositary, and the Company
           ++10.100     --    Escrow and Paying Agent Agreement (Class
                              A), dated as of February 9, 1998, among
                              First Security Bank, National
                              Association, as Escrow Agent, Morgan
                              Stanley & Co. Incorporated, BT Alex.
                              Brown Incorporated, Donaldson, Lufkin &
                              Jenrette Securities Corporation and
                              Goldman, Sachs & Co., as Placement
                              Agents, Wilmington Trust Company, not in
                              its individual capacity, but solely as
                              Pass Through Trustee, and Wilmington
                              Trust Company, as Paying Agent
            ++10.101    --    Escrow and Paying Agent Agreement (Class
                              B), dated as of February 9, 1998, among
                              First Security Bank, National
                              Association, as Escrow Agent, Morgan
                              Stanley & Co. Incorporated, BT Alex.
                              Brown Incorporated, Donaldson, Lufkin &
                              Jenrette Securities Corporation and
                              Goldman, Sachs & Co., as Placement
                              Agents, Wilmington Trust Company, not in
                              its individual capacity, but solely as
                              Pass Through Trustee, and Wilmington
                              Trust Company, as Paying Agent
            ++10.102    --    Escrow and Paying Agent Agreement (Class
                              C), dated as of February 9, 1998, among
                              First Security Bank, National
                              Association, as Escrow Agent, Morgan
                              Stanley & Co. Incorporated, BT Alex.
                              Brown Incorporated, Donaldson, Lufkin &
                              Jenrette Securities Corporation and
                              Goldman, Sachs & Co., as Placement
                              Agents, Wilmington Trust Company, not in its individual capacity, but solely as Pass Through Trustee, and Wilmington
                              Trust Company, as

                              Paying Agent
            ++10.103    --    Revolving Credit Agreement (1998-1A),
                              dated as of February 9, 1998, between
                              Wilmington Trust Company, not in its
                              individual capacity but solely as
                              Subordination Agent, as Borrower, and
                              ABN AMRO Bank N.V., acting through its
                              Chicago Branch as Liquidity Provider
            ++10.104    --    Revolving Credit Agreement (1998-1B),
                              dated as of February 9, 1998, between
                              Wilmington Trust Company, not in its
                              individual capacity but solely as
                              Subordination Agent, as Borrower, and
                              Morgan Stanley Capital Services, Inc.,
                              as Liquidity Provider
            ++10.105    --    Revolving Credit Agreement (1998-1C),
                              dated as of February 9, 1998, between
                              Wilmington Trust Company, not in its
                              individual capacity but solely as
                              Subordination Agent, as Borrower, and
                              Morgan Stanley Capital Services, Inc.,
                              as Liquidity Provider
            ++10.106    --    Guarantee, dated as of February 9, 1998,
                              from Morgan Stanley, Dean Witter,
                              Discover & Co. to Atlas Air, Inc. Pass
                              Through Trust 1998-B relating to Class B
                              Liquidity Facility
            ++10.107    --    Guarantee, dated as of February 9, 1998,
                              from Morgan Stanley, Dean Witter,
                              Discover & Co. to Atlas Air, Inc. Pass
                              Through Trust 1998-C relating to Class C
                              Liquidity Facility
            ++10.108    --    Intercreditor Agreement, dated as of
                              February 9, 1998, among Wilmington Trust
                              Company, not in its individual capacity
                              but solely as Trustee, ABN AMRO Bank
                              N.V., acting through its Chicago Branch,
                              as Class A Liquidity Provider, Morgan
                              Stanley Capital Services, Inc., as Class
                              B Liquidity Provider and Class C
                              Liquidity Provider, and Wilmington Trust
                              Company
            ++10.109    --    Note Purchase Agreement, dated as of
                              February 9, 1998, among the Company,
                              Wilmington Trust Company and First
                              Security Bank, National Association
            ++10.110    --    Employment Agreement dated as of
                              February 16, 1998 between the Company
                              and Stephen C. Nevin
         *****10.111    --    Form of Indenture, dated April 9, 1998,
                              between the Company and State Street
                              Bank and Trust company, as Trustee,
                              relating to the 9 1/4% Senior Notes
                              (with form of Note attached as exhibit
                              thereto)
       ****/*****10.114 --    Engine Maintenance Agreement between the
                              Company and GE Engine Services, Inc.
       ****/*****10.115 --    Engine Maintenance Agreement between the
                              Company and GE Engine Services, Inc.
       ****/*****10.116 --    General Terms Agreement between the
                              Company and General Electric Company
                              dated June 6, 1997
            ++21.1      --    Subsidiaries of the Registrant
              23.1      --    Consent of Independent Public
                              Accountants
           @@@23.2      --    Consent of Cahill Gordon & Reindel
                              (included in Exhibits 5.1, 5.2 and 5.3)
           @@@23.3      --    Consent of Richards, Layton & Finger
                              P.A. (included in Exhibits 5.4, 5.5 and
                              5.6).
              24.1      --    Powers of Attorney (set forth on the
                              signature page of the Registration
                              Statement)
           +++25.1      --    Form T-1 Statement of Eligibility under
                              the Trust Indenture Act of 1939, as
                              amended, of Wilmington Trust Company, as
                              Pass Through Trustee for the Pass
                              Through Certificates
              25.2      --    Form T-1 Statement of Eligibility under
                              the Trust Indenture Act of 1939, as
                              amended, of The First National Bank of
                              Chicago, as Trustee for the Debt
                              Securities
              25.3      --    Form T-1 Statement of Eligibility of The
                              First National Bank of Chicago to act as
                              trustee under the Amended and Restated
                              Trust Agreement of Atlas Air Capital I
              25.4      --    Form of T-1 Statement of Eligibility of
                              The First National Bank of Chicago to
                              act as trustee under the Amended and
                              Restated Trust Agreement of Atlas Air
                              Capital II
              25.5      --    Form of T-1 Statement of Eligibility of
                              The First National Bank of Chicago to
                              act as trustee under the Amended and
                              Restated Trust Agreement of Atlas Air
                              Capital III

------------

+ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-90304).

++ Incorporated by reference to the exhibits to the Company's Annual Report for 1997 on Form 10-K.

+++ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-3 (No. 333-71833).

@ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-97892).

@@ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-51819).

@@@   To be filed by amendment.

* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-36305).

*** Incorporated by reference to the exhibits to the Company's Annual Report for 1996 on Form 10-K.

**** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

***** Incorporated by reference to the exhibits to the Company's Registration
      Statement on Form S-4 (No. 333-56391).


(b) Schedules.

      All schedules are omitted as the required information is presented in the Registrant's consolidated financial statements or related notes or such schedules are not applicable.

Item 17. Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursu-ant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 605(b)(2) of such Act.

The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control-ling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the day of April, 1999.

                                    ATLAS AIR, INC.


                                    By: /s/ Stephen C. Nevin
                                        ----------------------------------
                                        Name: Stephen C. Nevin
                                        Title: Vice President and Chief
                                               Financial Officer

                               Powers of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Richard H. Shuyler and Stephen C. Nevin, and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

     Signature                         Title                     Date
     ---------                         -----                     ----

/s/ Michael A. Chowdry      Chairman of the Board, Chief   April 20, 1999
-------------------------   Executive Officer, President
 Michael A. Chowdry         and Director

/s/ Richard H. Shuyler      Executive Vice                 April 20, 1999
-------------------------   President -- Strategic
 Richard H. Shuyler         Planning, Treasurer and
                            Director

/s/ Stephen C. Nevin        Vice President and Chief       April 20, 1999
-------------------------   Financial Officer
  Stephen C. Nevin

/s/ Berl Bernhard           Director                       April 20, 1999
-------------------------
   Berl Bernhard

/s/ Lawrence W. Clarkson    Director                       April 20, 1999
-------------------------
Lawrence W. Clarkson

                            Director                       April   , 1999
-------------------------
   David K.P. Li

/s/ David T. McLaughlin     Director                       April 20, 1999
-------------------------
David T. McLaughlin

/s/ Brian Rowe              Director                       April 20, 1999
-------------------------
     Brian Rowe

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, Atlas Air Capital I, II and III, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on the 26th day of April, 1999.


                                    Atlas Air Capital I

                                    By: Atlas Air, Inc., as Depositor

                                    By: /s/ Stephen C. Nevin
                                        -------------------------------------
                                    Name: Stephen C. Nevin
                                    Title: Vice President and Chief Financial
                                           Officer


                                    Atlas Air Capital II

                                    By: Atlas Air, Inc., as Depositor

                                    By: /s/ Stephen C. Nevin
                                        -------------------------------------
                                    Name: Stephen C. Nevin
                                    Title: Vice President and Chief Financial
                                           Officer



                                    Atlas Air Capital III

                                    By: Atlas Air, Inc., as Depositor

                                    By: /s/ Stephen C. Nevin
                                        -------------------------------------
                                    Name: Stephen C. Nevin
                                    Title: Vice President and Chief Financial
                                           Officer

                        EXHIBITS TO FINANCIAL STATEMENTS

(a) Exhibits:

            Exhibit
           Reference
             Number                       Document Description
             ------                       --------------------

            @@@1.1      --    Form of Underwriting Agreement relating
                              to the Preferred Stock, the Common
                              Stock and Stock Purchase Contracts
            +++1.2      --    Form of Underwriting Agreement relating
                              to the Debt Securities
            +++1.3      --    Underwriting Agreement Standard
                              Provisions relating to the Pass Through
                              Certificates
              +3.2      --    Restated Certificate of Incorporation of
                              the Company
              +3.3      --    Amended and Restated By-Laws of the
                              Company
            +++4.1      --    Form of Pass Through Trust Agreement
                              between the Company and Wilmington Trust
                              Company, as Pass Through Trustee (with
                              form of Pass Through Certificate
                              attached as exhibit thereto)
               4.2      --    Form of Indenture between the Company
                              and The First National Bank of Chicago,
                              as Trustee (with form of Debt Security
                              attached as exhibit thereto)
               4.3      --    Trust Agreement of Atlas Air Capital I
               4.4      --    Certificate of Trust of Atlas Air
                              Capital I
               4.5      --    Trust Agreement of Atlas Air Capital II
               4.6      --    Certificate of Trust of Atlas Air
                              Capital II
               4.7      --    Trust Agreement of Atlas Air Capital III
               4.8      --    Certificate of Trust of Atlas Air
                              Capital III
            @@@4.9      --    Form of Amended and Restated Trust
                              Agreement for Atlas Air Capital I
            @@@4.10     --    Form of Amended and Restated Trust
                              Agreement for Atlas Air Capital II
            @@@4.11     --    Form of Amended and Restated Trust
                              Agreement for Atlas Air Capital III
            @@@4.12     --    Form of Preferred Security Certificate
                              for Atlas Air Capital I, Atlas Air
                              Capital II and Atlas Air Capital III
            @@@4.13     --    Form of Guarantee Agreement for Atlas
                              Air Capital I, Atlas Air Capital II and
                              Atlas Air Capital III
            @@@5.1      --    Opinion of Cahill Gordon & Reindel as to
                              the legality of the Preferred Stock, the
                              Common Stock and the Stock Purchase
                              Contracts
            @@@5.2      --    Opinion of Cahill Gordon & Reindel as to
                              the legality of the Debt Securities
            @@@5.3      --    Opinion of Cahill Gordon & Reindel as to
                              the legality of the Pass Through
                              Certificates
            @@@5.4      --    Opinion of Richards, Layton & Finger,
                              P.A. as to the legality of the Preferred
                              Securities to be issued by Atlas Air
                              Capital I
            @@@5.5      --    Opinion of Richards, Layton & Finger,
                              P.A. as to the legality of the Preferred
                              Securities to be issued by Atlas Air
                              Capital II
            @@@5.6      --    Opinion of Richards, Layton & Finger,
                              P.A. as to the legality of the Preferred
                              Securities to be issued by Atlas Air
                              Capital III
             +10.14     --    Boeing 747 Maintenance Agreement dated
                              January 1, 1995, between the Company and
                              KLM Royal Dutch Airlines, as amended
             +10.15     --    Atlas Air, Inc. 1995 Long Term Incentive
                              and Stock Award Plan
             +10.16     --    Atlas Air, Inc. Employee Stock Purchase
                              Plan
             +10.17     --    Atlas Air, Inc. Profit Sharing Plan
             +10.18     --    Atlas Air, Inc. Retirement Plan
             @10.19     --    Employment Agreement between the Company
                              and Michael A. Chowdry
             @10.20     --    Employment Agreement between the Company
                              and Richard H. Shuyler
             @10.23     --    Employment Agreement between the Company
                              and James T. Matheny
             +10.26     --    Maintenance Agreement between the
                              Company and Hong Kong Aircraft
                              Engineering Company Limited dated April
                              12, 1995, for the performance of certain
                              maintenance events
           ***10.52     --    Employment Agreement dated as of
                              November 18, 1996 between the Company
                              and R. Terrence Rendlerman
           ***10.53     --    Secured Loan Agreement by and between
                              the Company and Finova Capital
                              Corporation dated April 11, 1996
      ***/****10.55     --    Engine Maintenance Agreement between the
                              Company and General Electric Company
                              dated June 6, 1996

            **10.56     --    Employment Agreement dated as of May 1,
                              1997 between the Company and Stanley G.
                              Wraight
            **10.58     --    Third Amended and Restated Credit
                              Agreement among the Company, the Lenders
                              listed therein, Goldman Sachs Credit
                              Partners L.P. (as Syndication Agent) and
                              Bankers Trust Company (as Administrative
                              Agent) dated September 5, 1997
            **10.59     --    Credit Agreement among Atlas Freighter
                              Leasing, Inc., the Lenders listed
                              therein and Bankers Trust Company, as
                              agent, dated May 29, 1997
            **10.60     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N516MC
            **10.61     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N508MC
            **10.62     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N507MC
            **10.63     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N509MC
            **10.64     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N808MC
            **10.65     --    Lease Agreement between Atlas Freighter
                              Leasing, Inc., as lessor, and the
                              Company, as lessee, relating to B747-200
                              aircraft. U.S. Registration No. N505MC
            **10.66     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N808MC
            **10.67     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N507MC
            **10.68     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N509MC
            **10.69     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N505MC
            **10.70     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N508MC
            **10.71     --    Security Agreement and Chattel Mortgage
                              between the Company, Atlas Freighter
                              Leasing, Inc. and Bankers Trust Company,
                              as agent, relating to B747-200 aircraft.
                              U.S. Registration No. N516MC
            **10.72     --    Form of Indenture, dated August 13,
                              1997, between the Company and State
                              Street Bank and Trust Company, as
                              Trustee, relating to the 10 3/4% Senior
                              Notes (with form of Note attached as
                              exhibit thereto)
            **10.75     --    Credit Agreement among Atlas Freighter
                              Leasing II, Inc., the Lenders listed
                              therein, Bankers Trust Company (as
                              Administrative Agent) and Goldman Sachs
                              Credit Partners L.P. (as Syndication
                              Agent) dated September 5, 1997
            **10.76     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N527MC and Spare
                              Engine Nos. 517538, 517539 and 455167
            **10.77     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N523MC and Spare
                              Engine Nos. 530168 and 517530
            **10.78     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N524MC and Spare

                              Engine Nos. 517790 and 517602
            **10.79     --    Lease Agreement dated September 5, 1997
                              between Atlas Freighter Leasing II,
                              Inc., as lessor, and the Company, as
                              lessee, relating to B747-200 aircraft,
                              U.S. Registration No. N526MC and Spare
                              Engine Nos. 517544 and 517547
            **10.80     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N523MC and Spare Engine
                              Nos. 530168 and 517530
             *10.81     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N524MC and Spare Engine
                              Nos. 517790 and 517602
            **10.82     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N526MC and Spare Engine
                              Nos. 517544 and 517547
            **10.84     --    Security Agreement and Chattel Mortgage
                              dated September 5, 1997 between Atlas
                              Freighter Leasing II, Inc., the Company
                              and Bankers Trust Company, as Agent,
                              relating to B747-200 aircraft, U.S.
                              Registration No. N527MC and Spare Engine
                              Nos. 517538, 517539 and 455167
            **10.85     --    First Amendment to Lease Agreement among
                              Atlas Freighter Leasing, Inc. and
                              Bankers Trust Company, as agent, dated
                              September 5, 1997
       **/****10.86     --    Purchase Agreement Number 2021 between
                              The Boeing Company and the Company dated
                              June 6, 1997
            **10.87     --    Aircraft General Terms Agreement between
                              The Boeing Company and the Company dated
                              June 6, 1997
            ++10.90     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1A-0
            ++10.91     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1A-S
            ++10.92     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1B-0
            ++10.93     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1B-S
            ++10.94     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1C-0
            ++10.95     --    Pass Through Trust Agreement, dated as
                              of February 9, 1998, between the Company
                              and Wilmington Trust Company, as
                              Trustee, relating to the Atlas Air Pass
                              Through Trust 1998-1C-S
            ++10.96     --    Deposit Agreement (Class A), dated as of
                              February 9, 1998, between First Security
                              Bank, National Association, as Escrow
                              Agent, and ABN AMRO Bank N.V., acting
                              through its Chicago Branch, as
                              Depositary
            ++10.97     --    Deposit Agreement (Class B), dated as of
                              February 9, 1998, between First Security
                              Bank, National Association, as Escrow
                              Agent, and ABN AMRO Bank N.V., acting
                              through its Chicago Branch, as
                              Depositary
            ++10.98     --    Deposit Agreement (Class C), dated as of
                              February 9, 1998, between First Security
                              Bank, National Association, as Escrow
                              Agent, and ABN AMRO Bank N.V., acting
                              through its Chicago Branch, as
                              Depositary
            ++10.99     --    Indemnity Agreement, dated as of
                              February 9, 1998, between ABN AMRO Bank
                              N.V., acting through its Chicago Branch,
                              as Depositary, and the Company
           ++10.100     --    Escrow and Paying Agent Agreement (Class
                              A), dated as of February 9, 1998, among
                              First Security Bank, National
                              Association,
                              as Escrow Agent, Morgan Stanley & Co.
                              Incorporated, BT Alex. Brown
                              Incorporated, Donaldson, Lufkin &
                              Jenrette Securities Corporation and
                              Goldman, Sachs & Co., as Placement
                              Agents, Wilmington Trust Company, not in
                              its individual capacity, but solely as
                              Pass Through Trustee, and Wilmington
                              Trust Company, as Paying Agent
            ++10.101    --    Escrow and Paying Agent Agreement (Class
                              B), dated as of February 9, 1998, among
                              First Security Bank, National
                              Association, as Escrow Agent, Morgan
                              Stanley & Co. Incorporated, BT Alex.
                              Brown Incorporated, Donaldson, Lufkin &
                              Jenrette Securities Corporation and
                              Goldman, Sachs & Co., as Placement
                              Agents, Wilmington Trust Company, not in
                              its individual capacity, but solely as
                              Pass Through Trustee, and Wilmington
                              Trust Company, as Paying Agent
            ++10.102    --    Escrow and Paying Agent Agreement (Class
                              C), dated as of February 9, 1998, among
                              First Security Bank, National
                              Association, as Escrow Agent, Morgan
                              Stanley & Co. Incorporated, BT Alex.
                              Brown Incorporated, Donaldson, Lufkin &
                              Jenrette Securities Corporation and
                              Goldman, Sachs & Co., as Placement
                              Agents, Wilmington Trust Company, not in
                              its individual capacity, but solely as
                              Pass Through Trustee, and Wilmington
                              Trust Company, as Paying Agent
            ++10.103    --    Revolving Credit Agreement (1998-1A),
                              dated as of February 9, 1998, between
                              Wilmington Trust Company, not in its
                              individual capacity but solely as
                              Subordination Agent, as Borrower, and
                              ABN AMRO Bank N.V., acting through its
                              Chicago Branch as Liquidity Provider
            ++10.104    --    Revolving Credit Agreement (1998-1B),
                              dated as of February 9, 1998, between
                              Wilmington Trust Company, not in its
                              individual capacity but solely as
                              Subordination Agent, as Borrower, and
                              Morgan Stanley Capital Services, Inc.,
                              as Liquidity Provider
            ++10.105    --    Revolving Credit Agreement (1998-1C),
                              dated as of February 9, 1998, between
                              Wilmington Trust Company, not in its
                              individual capacity but solely as
                              Subordination Agent, as Borrower, and
                              Morgan Stanley Capital Services, Inc.,
                              as Liquidity Provider
            ++10.106    --    Guarantee, dated as of February 9, 1998,
                              from Morgan Stanley, Dean Witter,
                              Discover & Co. to Atlas Air, Inc. Pass
                              Through Trust 1998-B relating to Class B
                              Liquidity Facility
            ++10.107    --    Guarantee, dated as of February 9, 1998,
                              from Morgan Stanley, Dean Witter,
                              Discover & Co. to Atlas Air, Inc. Pass
                              Through Trust 1998-C relating to Class C
                              Liquidity Facility
            ++10.108    --    Intercreditor Agreement, dated as of
                              February 9, 1998, among Wilmington Trust
                              Company, not in its individual capacity
                              but solely as Trustee, ABN AMRO Bank
                              N.V., acting through its Chicago Branch,
                              as Class A Liquidity Provider, Morgan
                              Stanley Capital Services, Inc., as Class
                              B Liquidity Provider and Class C
                              Liquidity Provider, and Wilmington Trust
                              Company
            ++10.109    --    Note Purchase Agreement, dated as of
                              February 9, 1998, among the Company,
                              Wilmington Trust Company and First
                              Security Bank, National Association
            ++10.110    --    Employment Agreement dated as of
                              February 16, 1998 between the Company
                              and Stephen C. Nevin
         *****10.111    --    Form of Indenture, dated April 9, 1998,
                              between the Company and State Street
                              Bank and Trust company, as Trustee,
                              relating to the 9 1/4% Senior Notes
                              (with form of Note attached as exhibit
                              thereto)
       ****/*****10.114 --    Engine Maintenance Agreement between the
                              Company and GE Engine Services, Inc.
       ****/*****10.115 --    Engine Maintenance Agreement between the
                              Company and GE Engine Services, Inc.
       ****/*****10.116 --    General Terms Agreement between the
                              Company and General Electric Company
                              dated June 6, 1997
            ++21.1      --    Subsidiaries of the Registrant
              23.1      --    Consent of Independent Public
                              Accountants
           @@@23.2      --    Consent of Cahill Gordon & Reindel
                              (included in Exhibits 5.1, 5.2 and 5.3)
           @@@23.3      --    Consent of Richards, Layton & Finger
                              P.A. (included in Exhibits 5.4, 5.5
                              and 5.6).
              24.1      --    Powers of Attorney (set forth on the
                              signature page of the Registration
                              Statement)
           +++25.1      --    Form T-1 Statement of Eligibility under
                              the Trust Indenture Act of 1939, as
                              amended, of Wilmington Trust Company, as
                              Pass Through Trustee for the Pass
                              Through Certificates
              25.2      --    Form T-1 Statement of Eligibility under
                              the Trust Indenture Act of 1939, as
                              amended, of The First National Bank of
                              Chicago, as Trustee for the Debt
                              Securities
              25.3      --    Form T-1 Statement of Eligibility of The
                              First National Bank of Chicago to act as
                              trustee under the Amended and Restated
                              Trust Agreement of Atlas Air Capital I
              25.4      --    Form of T-1 Statement of Eligibility of
                              The First National Bank of Chicago to
                              act as trustee under the Amended and
                              Restated Trust Agreement of Atlas Air
                              Capital II
              25.5      --    Form of T-1 Statement of Eligibility of
                              The First National Bank of Chicago to
                              act as trustee under the Amended and
                              Restated Trust Agreement of Atlas Air
                              Capital III

------------

+ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-90304).

++ Incorporated by reference to the exhibits to the Company's Annual Report for 1997 on Form 10-K.

+++ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-3 (No. 333-71833).

@ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-97892).

@@ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-51819).

@@@   To be filed by amendment.

* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-36305).

*** Incorporated by reference to the exhibits to the Company's Annual Report for 1996 on Form 10-K.

**** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

***** Incorporated by reference to the exhibits to the Company's Registration
      Statement on Form S-4 (No. 333-56391).